SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement	Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

FEDERAL MOGUL

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

________________________________________________________________________________

26555 Northwestern Highway, Southfield, MI 48034

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 13, 2001

To Our Shareholders:

The Annual Meeting of Shareholders of Federal-Mogul Corporation will be held on Wednesday, May 16, 2001 at 10:00 a.m. at the Company’s headquarters, located at 26555 Northwestern Highway (southwest corner of Northwestern Highway and Lahser Road), Southfield, Michigan, for the following purposes:

1.	To elect the Board of Directors;

2.	To ratify the appointment of the Company’s independent accountants for 2001;

3.	To vote on the 2001 amendment and restatement of Federal-Mogul’s 1997 Long Term Incentive Plan;

4.	To vote on the approval of the Employee Stock Purchase Plan; and

5.	To transact such other business that may properly come before the meeting.

Shareholders who owned Federal-Mogul Common Stock or Series C ESOP Convertible Preferred Stock at the close of business on Friday, March 30, 2001 may attend and vote at the meeting. If you cannot attend the meeting, you may vote by telephone or by using the Internet as instructed on the enclosed Proxy Card or by mailing the Proxy Card in the enclosed postage pre-paid envelope. Any shareholder attending the meeting may vote in person, even though he or she has already returned a Proxy Card.

We look forward to seeing you at the meeting.

By Order of the Board of Directors

David M. Sherbin

Vice President, Deputy General Counsel
and Secretary

________________________________________________________________________________

26555 Northwestern Highway, Southfield, Michigan 48034

PROXY STATEMENT

Our Board of Directors is soliciting proxies for the 2001 Annual Meeting of Shareholders to be held on Wednesday, May 16, 2001 beginning at 10:00 a.m. at the Company’s headquarters, 26555 Northwestern Highway, Southfield, Michigan and any postponements or adjournments thereof. This Proxy Statement and the enclosed Proxy Card are first being mailed to shareholders on or about April 13, 2001.

ABOUT THE MEETING

Who may vote at the meeting?

The Board has set March 30, 2001 as the record date for the meeting. All shareholders who owned Federal-Mogul Common Stock or Series C ESOP Convertible Preferred Stock (“Series C Stock”) at the close of business on March 30, 2001 may attend and vote at the meeting. On March 30, 2001, approximately 70,618,920 shares of Common Stock and 577,206 shares of Series C Stock were outstanding. Each issued and outstanding share of Common Stock is entitled to one vote, and each issued and outstanding share of Series C Stock is entitled to two votes. Accordingly, there will be 71,773,332 votes eligible to be cast on each matter to be voted upon at the Annual Meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the Common Stock and the Series C Stock on the record date will constitute a quorum, which must be present in order to hold the meeting and conduct business. The presence of the holders of Common Stock and Series C Stock representing at least 35,886,667 votes will be required to establish a quorum.

Shares are counted as present at the meeting if you are present and vote in person at the meeting or have properly submitted a proxy card or voted by telephone or by using the Internet.

Abstentions will be treated as shares present for the purpose of determining the presence of a quorum. Proxies relating to street name shares that are voted by brokers on some but not all of the matters to be considered at the Annual Meeting will be treated as present for the purpose of determining a quorum, but will not be entitled to vote on any matter as to which the broker does not have discretionary voting power and has not received instructions from the beneficial owner (broker non-votes). In tabulating the votes, abstentions and broker non-votes will be treated as votes not cast and will not have any effect on the results of the voting on the matters stated in this Proxy Statement. Comerica Bank, as trustee for the Series C Stock, will vote allocated shares for which it receives no written instructions in the same proportion as the allocated shares for which voting instructions have been received.

What proposals will be voted on at the meeting?

There are four proposals scheduled to be voted on at the meeting:

•	Election of the Board of Directors;

•	Ratification of the appointment of Ernst & Young LLP as independent accountants for 2001;

•	Approval of the 2001 Amendment and Restatement of the Company’s 1997 Long Term Incentive Plan; and

•	Approval of the Company’s Employee Stock Purchase Plan

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors, and the nominees receiving the highest number of votes cast for the number of positions to be filled will be elected. You may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more nominees. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more nominees will not be voted with respect to the nominee or nominees indicated, although it will be counted for the purpose of determining whether there is a quorum. If you just sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” each nominee and “FOR” the other proposals.

Other Proposals. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

How may I vote my shares in person at the meeting?

Shares held directly in your name as the shareholder of record may be voted in person at the meeting. If you choose to attend the meeting, please bring the enclosed proxy card or proof of identification for entrance to the meeting. If you hold your shares in street name, you will need to obtain a legal proxy form from the institution that holds your shares in order to attend and vote at the meeting.

How can I vote my shares without attending the meeting?

If you are a registered shareholder (that is, you hold your stock in certificate form) you may vote by mail, by telephone or electronically through the Internet, by following the instructions included with your proxy card.

If your shares are held in “street name” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by the telephone or over the Internet.

Can I change my vote after I return my Proxy Card?

Yes. You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy card with a later date, voting by telephone or using the Internet as indicated in the instructions included in your proxy card (your latest telephone or Internet proxy is counted) or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

What is Federal-Mogul’s voting recommendation?

Federal-Mogul’s Board of Directors recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent accountants for 2001, “FOR” the amendment and restatement of the Company’s 1997 Long Term Incentive Plan, and “FOR” the approval of the Employee Stock Purchase Plan.

Where can I find the voting results of the meeting?

The preliminary voting results will be announced at the meeting. The final results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2001.

PROPOSAL I.

ELECTION OF DIRECTORS

The current term for office of all of the Company’s eight directors expires at the 2001 Annual Meeting. The Board of Directors proposes that the following nominees, all of whom are currently serving as directors, be re-elected for a new term of one year and until their successors are duly elected and qualified. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The directors standing for election are:

JOHN J. FANNON	Director since 1986

Age 67

Mr. Fannon retired in 1998 as Vice Chairman of Simpson Paper Company, a privately held global forest products company, a position he had held since 1993. Mr. Fannon is currently a business consultant. From 1980 until 1993, Mr. Fannon served as President of Simpson Paper. Mr. Fannon is also a director of Simpson Paper and Seton Medical Center.

RODERICK M. HILLS	Director since 1977

Age 70

Mr. Hills serves as the Chairman and former President of Hills Enterprises, Ltd. (formerly the Manchester Group), an investment consulting firm, a position he has held since 1987. He also practices law as a partner in Hills & Sterns. From May 1989 to June 1995, he was a partner and/or consultant to the law firms of Donovan Leisure Rogovin Huge & Schiller, Shea & Gould and Mudge Rose Guthrie Alexander & Ferndon. Mr. Hills is also a director of Per-Se Technologies, Inc. and Regional Market Makers, Inc.

PAUL S. LEWIS	Director since 1998

Age 64

Mr. Lewis served as Chairman of Terranova Foods plc, a European based supplier of convenience and frozen foods, from October 1998 until June 1999, when the Company was acquired by Uniq plc. He joined Tate & Lyle plc, a multi-national processor of sugar and starch products, as Group Finance Director in 1988 and served as its Deputy Chairman from 1993 until 1998. He served on the Listing Policy and the Quotations Committees of the London Stock Exchange from 1990 until 1996. He is a former non- executive director of T&N plc and is a non-executive director of Dairy Crest Group plc.

FRANK E. MACHER	Director since 2001

Age 60

Mr. Macher was appointed as Chief Executive Officer and a director of Federal-Mogul in January 2001. Mr. Macher served as President and Chief Executive Officer of ITT Automotive, a global automotive parts supplier, from July 1997 until January 1999. Previously, Mr. Macher served as the Vice President and General Manager of the Automotive Components Division of the Ford Motor Company. Mr. Macher is also a director of Decoma International and Tenneco Automotive and is a trustee of Kettering University.

CHARLES G. McCLURE	Director since 2001

Age 47

Mr. McClure was appointed as President and Chief Operating Officer and a director of Federal-Mogul in January 2001. He served as President, Chief Executive Officer and a director of Detroit Diesel Corporation, a manufacturer of diesel engine products, from August 1997 until December 2000. Mr. McClure served as President-the Americas, at Johnson Controls, Inc., a global automotive parts supplier, from May through August of 1997 and served as the vice president and general manager of the Americas Division from June 1995 through May 1997. He is also a director of R.L. Polk & Company and Williams Controls, Inc.

ROBERT S. MILLER, JR.	Director since 1993

Age 59

Mr. Miller is Chairman of the Board of Federal-Mogul, and served as Chairman and Chief Executive Officer of the Company from September 2000 through January 2001. He served as a special advisor to Aetna, Inc., a health insurer, from February 2000 until September 2000, and from November 1999 until February 2000, served as President and a director of Reliance Group Holdings, Inc., a property and casualty insurance company. Mr. Miller served as Chairman of the Board and Acting Chief Executive Officer of Waste Management Inc., a waste transporter, from October 1997 until July 1998 and from August 1999 until November 1999. Mr. Miller serves as Vice Chairman of Washington Group, Inc. f/k/a Morrison Knudsen Corporation, an engineering and construction firm. He also served as Interim Chief Executive Officer of Federal-Mogul from September 1996 until November 1996 and as Chairman of Morrison Knudsen Corporation from April 1995 until September 1996. Since 1993, he has served as Vice President and Treasurer of Moore Mill and Lumber, a privately held forest products firm. Mr. Miller is also a director of Pope & Talbot, Inc., Symantec Corporation, Waste Management Inc. and Washington Group, Inc.

JOHN C. POPE	Director since 1987

Age 52

Mr. Pope has served as Chairman of PFI Group, a private investment firm, since 1999. Mr. Pope served as Chairman of the Board of MotivePower Industries, Inc., a manufacturer and remanufacturer of locomotives and locomotive components from January 1996 to November 1999. He served as President and Chief Operating Officer and a director of United Airlines and its parent company, UAL Corporation, from May 1992 to July 1994. Mr. Pope is also a director of Air Canada Corporation, Dollar Thrifty Automotive Group, Inc., Per-Se Technologies, Inc., Wallace Computer Services, Inc. and Waste Management Inc.

SIR GEOFFREY WHALEN C.B.E.	Director since 1998

Age 65

Sir Geoffrey retired in 1995 as Managing Director and Deputy Chairman of Peugeot Motor Company plc, an automotive manufacturer, positions he held since 1984 and 1990, respectively. He also served as President of the Society of Motor Manufacturers & Traders, the trade association representing vehicle and component makers in the United Kingdom, from 1988-1990 and 1993-1994. Sir Geoffrey is also a director of Peugeot Motor Company plc, Coventry Building Society, Camden Motors Ltd. and Novar plc.

The Board of Directors recommends a vote “FOR” each of the nominees.

Board Committees

Governance and
Board Member	Audit	Nominating	Compensation	Pension

John J. Fannon		X	X*	X

Roderick M. Hills	X	X*		X

Paul S. Lewis	X	X	X

Frank E. Macher

Charles G. McClure

Robert S. Miller, Jr.		X		X*

John C. Pope	X*	X	X

Sir Geoffrey Whalen		X	X	X

*	Committee Chairman

During 2000, there were nine meetings of the Board of Directors. Each of the directors attended 75% or more of the aggregate number of meetings of the Board and the standing committees on which he served. Directors who are executive officers of the Company may attend all committee meetings, but do not have voting rights with respect to matters raised at such meetings.

The Board of Directors has four committees, the duties of which are described below:

Audit Committee. The Audit Committee met six times in 2000. The Committee is responsible for reviewing the Company’s accounting and financial reporting practices and provides a channel of communication between the Board of Directors and the Company’s independent accountants. This Committee reviews the scope and content of the independent accountants’ audits, management letters and fees and the annual plans and work product of the internal auditing staff. All members of the Audit Committee are independent under the New York Stock Exchange listing standards. A more complete description of the function of the Audit Committee is contained below under the heading Report of the Audit Committee. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is attached as Appendix A.

Governance and Nominating Committee. The Governance and Nominating Committee met two times in 2000. The Committee makes recommendations on the membership and compensation of the Board of Directors, and it assures that a regular evaluation is conducted of the performance, qualifications and integrity of both the Board of Directors and the executive officers of the Company.

Compensation Committee. The Compensation Committee met six times in 2000. The Committee is charged with reviewing the Company’s general compensation strategy, determining compensation for the Company’s executive officers and making recommendations to the Board of Directors concerning compensation for the Chief Executive Officer. It also reviews and makes recommendations regarding the Company’s incentive compensation and stock option plans and certain other compensation plans, and it exercises the authority of the Board of Directors relating to the Company’s employee benefit plans.

Pension Committee. The Pension Committee met two times in 2000. The Committee conducts meetings with and reviews the performance of investment managers, trustees and the Retirement Program Committee and plan administrators. It also recommends pension funding levels to the Board of Directors after consultation with the Company’s Retirement Programs Committee, trustee actuaries, investment managers and other consultants retained by the Committee.

Compensation of Directors

Non-employee directors receive retainers of $8,750 for each calendar quarter and $1,000 for each meeting of the Board of Directors they attend. In addition, they are paid $1,000 for each Committee meeting they attend. The Chairmen of the Governance and Nominating Committee and the Pension Committee receive an additional annual retainer of $5,000, and the Chairmen of the Compensation Committee and the Audit Committee receive an additional annual retainer of $10,000. A plan permitting directors to defer their compensation is available to all non-employee directors of the Company.

In addition to the cash portion of the annual retainer, for the 5-year period that began on January 1, 1996, the Company credited to each non-employee director a lump sum deposit of $25,000 into a Directors’ Deferred Compensation Plan, representing an annual increase in the director’s retainer fee of $5,000 over the succeeding 5-year period. The amount is valued as though invested in the Company’s Common Stock and vests over five years in one-fifth increments for each year of service beginning on January 1, 1996. Messrs. Lewis and Whalen joined the Board of Directors in 1998 and received a lump sum deposit of $15,000, which vests over three years in one-third increments.

Under the Company’s Non-Employee Director Stock Award Plan, upon joining the Board, non-employee directors receive a one-time grant of 1,000 shares of Common Stock, subject to transfer restrictions lapsing over five years. Each non-employee director also receives an annual grant of non-qualified stock options to purchase the Company’s Common Stock at an exercise price set at the fair market value of the Company’s Common Stock on the date of grant. The stock options vest 100% after six months and expire ten years after the date of grant.

Mr. Miller currently serves as Chairman of the Board. In addition to the standard board compensation described above, Mr. Miller receives a quarterly retainer of $37,500, which he will continue to receive for as long as he serves as Chairman. During the period in which Mr. Miller served as Chief Executive Officer and President of the Company, he did not receive the standard board compensation paid to non-employee directors.

Directors’ Deferred Compensation: Under the Company’s Directors’ Deferred Compensation Plan, non-employee directors may elect to defer all or a portion of their cash compensation. Deferred amounts are hypothetically invested in either an interest bearing account or a Common Stock account, or a combination of both. Amounts deferred in the interest bearing account earn interest at an annual rate equal to the rate on ten-year Treasury Notes, plus 1%. Amounts deferred in the Common Stock account are credited in the form of hypothetical shares (“Units”) of the Company’s Common Stock based on the fair market value of the Common Stock on the date of the deferral. Hypothetical dividends are reinvested in Units. The Units credited to all non-employee directors’ deferred stock accounts are included in the Share Ownership Table on page 20. At each director’s election, upon retirement or resignation from the Board, the balance in the Directors’ Deferred Compensation Account will be distributed in a lump sum or in annual or monthly installments over a period not to exceed ten years.

Certain Relationships and Related Transactions

Mr. Hills provides consulting services to the Company with respect to its asbestos tort liabilities. Under the terms of the consulting arrangement, Mr. Hills is paid at the rate of $3,000 per day, plus reimbursement for out-of-pocket expenses. During 2000, the Company paid Mr. Hills an aggregate of $162,000 for these services, plus expenses. Of this amount, Mr. Hills received $122,000 in cash and elected to receive the balance in the form of 8,312 Units credited to his Directors’ Deferred Compensation Account.

EXECUTIVE COMPENSATION

The following Summary Compensation Table shows, for the last three years, the Compensation paid to the individuals who served as, Chief Executive Officer of the Company and the four next most highly compensated executive officers. These six individuals are referred to as the “Named Executive Officers” throughout this Proxy Statement.

Summary Compensation Table

	Annual Compensation

					Other
					Annual
Name and Principal		Salary	Bonus		Compensation
Position	Year	($)	($)		($)

Robert S. Miller, Jr.(3)	2000	71,808	315,000		38,703 (4)
Chairman of the Board,	1999	—	—		—
Chief Executive Officer	1998	—	—		—
and President

Richard A. Snell(3)	2000	750,006	0		277,597 (5)
Former Chairman of the	1999	1,000,008	1,042,022		130,056
Board, Chief Executive	1998	850,000	2,564,088		98,047
Officer and President

G. Michael Lynch(3)	2000	250,568	251,000	(6)	—
Executive Vice President	1999	—	—		—
and Chief Financial Officer	1998	—	—		—

James J. Zamoyski	2000	320,000	150,602		—
Senior Vice President and	1999	300,000	210,301		—
General Counsel	1998	216,000	158,409		—

Wilhelm A. Schmelzer	2000	450,024	13,332	(7)	—
Executive Vice President	1999	400,008	406,674		—
Europe, Africa and	1998	300,000	653,851		—
South America

Alan C. Johnson(3)	2000	450,000	0		106,748 (8)
Executive Vice President	1999	274,248	0		—
North America and Asia	1998	325,008	770,828		—

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Long-Term Compensation

	Awards
			Payouts
	Restricted	Securities
	Stock	Underlying	LTIP	All Other
Name and Principal	Award(s)	Options/SARs	Payouts	Compensation
Position	($)	(No.)	($)(1)	($)(2)

Robert S. Miller, Jr.(3)	—	101,500	—	—
Chairman of the Board,	—	6,000	—	—
Chief Executive Officer		6,000	—	—
and President

Richard A. Snell(3)	—	130,000	—	4,199,391
Former Chairman of the	—	200,000	754,967	13,278
Board, Chief Executive	—	144,506		13,162
Officer and President

G. Michael Lynch(3)	20,000 (6)	132,000	—	109,750
Executive Vice President	—	—	—	—
and Chief Financial Officer	—	—	—	—

James J. Zamoyski	—	33,000	—	67,420
Senior Vice President and	—	35,000	72,394	11,800
General Counsel	—	12,556		8,640

Wilhelm A. Schmelzer	—	58,000	—	2,668,214
Executive Vice President	—	70,000	160,301	11,800
Europe, Africa and	—	40,097	—	43,371
South America

Alan C. Johnson(3)	—	157,000	—	436,902
Executive Vice President	—			10,667
North America and Asia	—	33,015		60,509

(1)	LTIP payments were made under a three-year performance unit program. The Plan was terminated in 1998. These are final payments under the Plan, based on the price of the Company’s stock on December 31, 1999.

(2)	All Other Compensation is comprised of (i) severance compensation of $4,186,197 paid to Mr. Snell in accordance with his employment agreement; (ii) payment of a $100,000 bonus to Mr. Lynch upon commencement of his employment with the Company; (iii) the purchase of an annuity on a tax neutral basis for $2,564,067 for Mr. Schmelzer to partially discharge the Company’s pension obligation under the Supplemental Key Executive Retirement Plan; (iv) for Mr. Johnson — $225,000 to compensate him for lost bonus compensation from his prior employer; $130,979 of outstanding principal and interest on a loan forgiven by the Company; and reimbursement of $69,323 for relocation expenses; (v) contributions to the Salaried Employees’ Investment Program and Match Reinstatement Plan in the amount of $11,600 for Mr. Snell, $9,750 for Mr. Lynch, $11,600 for Mr. Zamoyski, $11,600 for Mr. Schmelzer and $11,600 for Mr. Johnson; (vi) payout of deferred compensation of $55,820 to Mr. Zamoyski and $92,547 to Mr. Schmelzer; and (vii) contributions of $1,594 for a life insurance policy for Mr. Snell.

(3)	Mr. Miller became Chairman of the Board, Chief Executive Officer and President on September 19, 2000. Mr. Snell resigned as the Chairman of the Board, Chief Executive Officer and President on September 18, 2000. Mr. Lynch became Executive Vice President and Chief Financial Officer on June 12, 2000. Mr. Johnson resigned from the Company on September 1, 1999 and returned as an executive officer on April 1, 2000.

(4)	Other annual compensation for Mr. Miller consists of value received for service as a non-employee director in 2000, which was valued as of the date of grant and credited in the form of stock units.

(5)	Other Annual Compensation for Mr. Snell includes $140,856 in club membership expenses and $65,469 for personal use of the Company airplane in 2000 and $73,802 for personal use of the Company airplane in 1999.

(6)	The bonus paid to Mr. Lynch was guaranteed at the commencement of his employment with the Company to compensate him for lost bonus compensation from his prior employer. Aggregate restricted stock holdings at December 31, 2000 for Mr. Lynch and the market value of those holdings on such date are based on a closing stock price of $2.3125 per share totaling $46,250.

(7)	Bonus compensation paid to Mr. Schmelzer was earned in 1999 and paid out of his EVA bonus bank in 2000.

(8)	This amount reflects the taxes paid on behalf of Mr. Johnson for the forgiveness of outstanding principal and interest on a loan made to him in 1997 by the Company.

The following table provides additional information concerning the non-qualified stock option awards to purchase the Company’s Common Stock shown in the Summary Compensation Table for 2000. Each option was awarded with an exercise price equal to the mean market price of the Company’s Common Stock on the date of grant. The stock options vest 50% two years after the date of grant and 100% three years after the date of grant. All stock options expire five years after the date of grant or 90 days after termination of employment. The options granted to Mr. Miller vest six months after the date of the grant and expire ten years after the date of grant as provided under the Director’s Stock Award Plan. All options granted by the Company vest immediately upon change in control. The Company did not grant any stock appreciation rights (“SARs”) in 2000. The potential realizable values shown are hypothetical and depend on the future performance of the Company’s Common Stock.

Option/SAR Grants in 2000

					Potential Realizable
					Value at Assumed
					Annual Rates of Stock
	Number of	% of Total			Price Appreciation for
	Securities	Options/SARs	Exercise		Option Term
	Underlying	Granted to	or Base
	Option/SARs	Employees in	Price	Expiration
Name	Granted	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Robert S. Miller, Jr.	95,500	3.5	7.50	09/20/10	197,887	437,278
	6,000	0.2	1.97	12/14/10	3,264	7,212

Richard A. Snell	130,000	4.8	19.5	Expired	n/a	n/a

G. Michael Lynch	75,000	2.8	11.56	06/15/05	239,588	529,427
	7,000	0.3	10.03	07/19/05	19,400	42,869
	50,000	1.9	1.97	12/14/05	27,197	60,099

James J. Zamoyski	8,000	0.3	10.03	07/19/05	22,172	48,994
	25,000	0.9	1.97	12/14/05	13,599	30,049

Wilhelm A. Schmelzer	8,000	0.3	10.03	07/19/05	22,172	48,994
	50,000	1.8	1.97	12/14/05	27,197	60,099

Alan C. Johnson	100,000	3.7	14.56	04/19/05	402,335	889,055
	7,000	0.3	10.03	07/19/05	19,400	42,869
	50,000	1.8	1.97	12/14/05	27,197	60,099

In 2000, the Company granted options to purchase over 2.5 million shares of the Company’s Common Stock to approximately 450 employees throughout the world. All option grants noted above with the exception of the options granted to Mr. Miller and the grants of 75,000 options to Mr. Lynch and 100,000 options to Mr. Johnson are conditional upon the approval by the Shareholders at the Annual Meeting of the Amendment and Restatement of the 1997 Long Term Incentive Plan described below in Proposal III.

The following table shows, for the Named Executive Officers, the amount and values of unexercised stock options as of December 29, 2000. No stock appreciation rights are outstanding, and no stock options were exercised by the Named Executive Officers in 2000.

Aggregated Option/SAR Exercises in 2000

and Year End Option/SAR Values

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money
	Options/SARs at Fiscal		Options/SARs at
	Year End (#)		Fiscal Year-End ($)
Name	Exercisable/Unexercisable		Exercisable/Unexercisable

Robert S. Miller, Jr.	0/	107,500	0/	2,062

Richard A. Snell	120,000/	30,000	0/	0

G. Michael Lynch	0/	132,000	0/	17,185

James J. Zamoyski	96,128/	74,278	0/	8,593

Wilhelm A. Schmelzer	46,533/	148,044	0/	17,185

Alan C. Johnson	0/	157,000	0/	17,185

Retirement Plans

Under the Company’s Personal Retirement Account Plan (PRA), benefits are payable upon retirement to salaried employees in the form of a lump-sum or annuity, at the employee’s election. The PRA is a defined benefit pension plan. Accrued pension benefits for participants are expressed as an account balance. Annual credits of 2.0, 2.5, 3.0, 4.0, 5.0, 6.0, 7.0, 8.0 or 9.0% of earnings are made to participants’ accounts based on the employee’s age. Earnings are defined as an employee’s base pay plus overtime, commissions, incentive compensation, bonuses and other variable compensation up to a maximum permitted by law of $170,000 in 2000. Benefits vest based on a graded five-year schedule.

Estimated annual retirement benefits that may be provided by the PRA to the Named Executive Officers eligible to participate in the PRA upon retirement at age 65, which is the normal retirement age for officers, assuming conversion of the combined account balances into a single monthly life annuity, are as follows: Mr. Lynch— $24,875; Mr. Zamoyski— $86,334; Mr. Schmelzer— $62,570; and Mr. Johnson— $49,484.

The Supplemental Executive Retirement Program (SERP) is a non-tax qualified pension program that applies the PRA formula described above to annual income in excess of the $170,000 statutory compensation limit for 2000. None of the Named Executive Officers participate in the SERP.

Supplemental Key Executive Pension Plan

In addition to the PRA, the Company maintains a Supplemental Key Executive Pension Plan (SKEPP). The SKEPP is a non-tax qualified pension plan, the purpose of which is to provide a pension benefit for a limited number of senior executives that is competitive with pension benefits provided to senior executives at peer group companies. The SKEPP targets a pension benefit equal to 50% of an executive’s average compensation for the highest consecutive three year period of the last five years before retirement. An executive must have worked at the Company for a minimum of five years to receive a benefit under the SKEPP, and in order to receive the maximum SKEPP benefit, an executive must attain a minimum of 20 years of service with the Company and be at least age 62 upon retirement. A reduced benefit will be paid to executives who have not attained these minimal levels. The target benefits are calculated taking into account benefits paid under the Company’s PRA and certain predecessor plans.

The following table indicates estimated total annual benefits payable as a single life annuity beginning at age 65 for various compensation levels and years of service under the SKEPP, taking into account the PRA. Generally, annual compensation used for the pension formula purposes includes salary and annual incentive compensation, as reported in the Summary Compensation Table.

Supplemental Key Executive Pension Plan Table

	Years of Service
	(Estimated Annual Retirement Benefits
	For Years of Service Shown Below)

Average Pay During Final Three
Years Before Retirement	10	15	20	25

$400,000	$100,000	$150,000	$200,000	$200,000

600,000	150,000	225,000	300,000	300,000

800,000	200,000	300,000	400,000	400,000

1,000,000	250,000	375,000	500,000	500,000

1,200,000	300,000	450,000	600,000	600,000

1,400,000	350,000	525,000	700,000	700,000

1,600,000	400,000	600,000	800,000	800,000

1,800,000	450,000	675,000	900,000	900,000

2,000,000	500,000	750,000	1,000,000	1,000,000

2,200,000	550,000	825,000	1,100,000	1,100,000

2,400,000	600,000	900,000	1,200,000	1,200,000

The SKEPP grants credit for all years of pension service with the Company and under certain predecessor plans. The Named Executive Officers who are eligible to participate in the SKEPP have the following years of credited pension service as of December 29, 2000: Mr. Lynch — 4 years (including 3 years of service credited from his prior employer); Mr. Zamoyski — 25 years; Mr. Schmelzer — 32 years; and Mr. Johnson — 31 years.

Employment Agreements

Frank E. Macher. Mr. Macher serves as Chief Executive Officer and a director of the Company pursuant to an employment agreement entered into on January 10, 2001, as amended on January 31, 2001. The agreement, which has a two year term, provides for Mr. Macher’s employment as Chief Executive Officer for a period of 18 months or such earlier date as may be agreed to by the Board (the “Transition Date”). After the Transition Date, until the expiration of the two-year term of the agreement, Mr. Macher will serve as Chairman of the Board.

Under the agreement, Mr. Macher receives an annual base salary of $1,000,000 until the Transition Date. Thereafter, his base salary will be determined by the Compensation Committee of the Board. For fiscal year 2001, Mr. Macher will receive a guaranteed bonus of $1,000,000 (the “Guaranteed Annual Bonus”), provided that the Transition Date occurs after the end of 2001. Any bonus compensation thereafter will be determined in the sole discretion of the Compensation Committee. Upon execution of his employment agreement, Mr. Macher received a signing bonus of $500,000 and a special bonus of $750,000. Under the terms of the Company’s long term incentive compensation plan, Mr. Macher’s Performance Unit target for the 2001 fiscal year is $750,000 with a maximum incentive bonus opportunity of $1,500,000 based on achievement of the Company’s EBITDA target for 2001. No portion of this target is guaranteed for Mr. Macher. The annual incentive bonus beyond his guaranteed amount, if any, payable for 2001 and for any subsequent year is based upon objective criteria established by the Compensation Committee.

In connection with the employment agreement, non-qualified stock options were granted to Mr. Macher to purchase 150,000 shares of Common Stock under the Company’s 1997 Long Term Incentive Plan. The options will vest in equal annual installments over three years and will expire five years from the date of grant. If Mr. Macher’s employment is terminated by reason of death or disability, by the Company “Without Cause” (as defined in the employment agreement) or by Mr. Macher for “Good Reason” (as defined in the employment agreement), any unexercisable options will immediately become exercisable. If Mr. Macher breaches certain non-competition covenants, any options then outstanding (and any option gain realized upon the exercise of such options by Mr. Macher) will be forfeited.

Mr. Macher participates in the Company’s Personal Retirement Account (PRA) and Supplemental Executive Retirement Program (SERP). He became fully vested in the SERP upon the commencement of his employment. If he forfeits any amounts under the PRA as a result of the termination of his employment with the Company, he will receive an equivalent amount under the terms of the SERP.

If the agreement is terminated by Mr. Macher for “Good Reason” or by the Company “Without Cause”, the Company will make a lump-sum cash payment to Mr. Macher equal to two times the total of his annual base salary and Guaranteed Annual Bonus, and Mr. Macher will receive (i) accrued base salary and accrued annual bonus (based on the Guaranteed Annual Bonus) through the date of termination and (ii) the employee benefits to which he is entitled upon termination of employment in accordance with the terms of the plans and programs of the Company. In addition, Mr. Macher will receive continued health and welfare benefits for 24 months.

The employment agreement contains standard non-competition and non-solicitation covenants that survive during the term of the agreement and the longer of (i) one year after the termination of his employment or (ii) the period for which he is entitled to payments from the Company under the employment agreement, provided that the noncompetition covenant terminates at the end of Mr. Macher’s employment if Mr. Macher’s employment is terminated by the Company “Without Cause” or by Mr. Macher for “Good Reason”.

Mr. Macher has also entered into the Company’s standard change in control employment agreement. If, following a change of control, Mr. Macher is terminated “Without Cause” or Mr. Macher terminates the agreement for “Good Reason”, he will receive the following benefits in lieu of benefits under his employment agreement: (i) a lump-sum amount equal to (A) three times his base salary and highest annual bonus and (B) the excess of the actuarial equivalent of the benefit he would receive under the PRA and the SERP if his employment continued for three years after the date of termination (assuming full vesting) over the actuarial equivalent of any amount paid or payable as of the date of termination; and (ii) the continuation of benefits under the employee benefit plans, programs, practices and policies of the Company for three years.

Charles G. McClure.  Mr. McClure is employed as President and Chief Operating Officer of the Company, reporting to the Company’s Chief Executive Officer, pursuant to an employment agreement entered into on January 10, 2001, as amended on January 31, 2001. Under the agreement, Mr. McClure was also appointed a director, and the Board agreed to nominate Mr. McClure for election to the Board of Directors at the Annual Meeting, and Mr. McClure has agreed to serve if elected. The agreement has a two year term, and provides that Mr. McClure will serve as President and Chief Operating Officer for 18 months or until he is elected by the Board as Chief Executive Officer, if earlier (the “Transition Date”). After the Transition Date until the expiration of the two-year term of the agreement, Mr. McClure will serve as Chief Executive Officer.

The agreement provides for an annual base salary of $850,000 until the Transition Date after which it will be reviewed and will be subject to an increase as determined by the Compensation Committee of the Board. For fiscal year 2001, Mr. McClure will receive a guaranteed bonus of $850,000 (the “Guaranteed Annual Bonus”), and any future bonus will be calculated in accordance with the compensation philosophy described below in the sole discretion of the Compensation Committee. Mr. McClure received a signing bonus of $375,000 and a special bonus of $625,000 upon execution of his employment agreement. Under the terms of the Company’s long term incentive compensation plan in place for 2001, Mr. McClure’s performance unit target is $625,000 with a maximum potential incentive bonus payment of $1,250,000 based on achievement of the Company’s EBITDA target for 2001. No portion of this target is guaranteed for Mr. McClure. The annual incentive bonus beyond his guaranteed amount, if any, payable for 2001 and for any subsequent year is based upon objective criteria that have been established by the Compensation Committee.

Mr. McClure was granted stock options to purchase 125,000 shares of Common Stock under the Company’s 1997 Long Term Incentive Plan. The options will vest in equal annual installments over three years and expire five years from the date of grant. If Mr. McClure’s employment is terminated by reason of death or disability, by the Company “Without Cause” or by Mr. McClure for “Good Reason”, any unexercisable options will immediately become exercisable. If Mr. McClure breaches the provisions of the covenant not to compete in the employment agreement, he will forfeit any options then outstanding (and any option gain realized upon the exercise of such options).

Mr. McClure will participate in the Company’s PRA and SERP. Upon the commencement of his employment, he became fully vested in the SERP. If he forfeits any amounts under the PRA as a result of the termination of his employment with the Company, he will receive an equivalent amount under the terms of the SERP.

If the Company terminates Mr. McClure’s employment “Without Cause” or Mr. McClure terminates for “Good Reason”, the Company will make a lump-sum cash payment to Mr. McClure equal to two times the total of his annual base salary and his Guaranteed Annual Bonus, and Mr. McClure will receive (i) accrued base salary and accrued annual bonus (based on the Guaranteed Annual Bonus) through the date of termination and (ii) the employee benefits to which he is entitled upon termination of employment in accordance with the terms of the plans and programs of the Company. In addition, Mr. McClure will receive continued health and welfare benefits for 24 months following his termination. Mr. McClure’s agreement contains standard non-competition and non-solicitation covenants that survive during the term of the agreement and the longer of (i) one year after the termination of his employment or (ii) the period for which he is entitled to payments from the Company under the employment agreement, provided that the non-competition covenant terminates at the end of Mr. McClure’s employment if it is terminated by the Company “Without Cause” or by Mr. McClure for “Good Reason”.

Mr. McClure has also entered into the Company’s standard change of control employment agreement. If, following a change of control, he is terminated “Without Cause” or he terminates the agreement for “Good Reason”, he will receive the following benefits in lieu of benefits under his employment agreement: (i) a lump-sum amount equal to (A) three times his base salary and highest annual bonus and (B) the excess of the actuarial equivalent of the benefit he would receive under the PRA and the SERP if his employment continued for three years after the date of termination (assuming full vesting) over the actuarial equivalent of any amount paid or payable as of the date of termination; and (ii) the continuation of benefits under the employee benefit plans, programs, practices and policies of the Company for three years.

Severance Agreements

Mr. Snell resigned as Chairman of the Board, Chief Executive Officer and President of the Company, effective September 18, 2000. In accordance with the terms of his employment agreement, dated as of December 1, 1996, amended and restated as of September 29, 1999, Mr. Snell received severance compensation of $4,109,274, which was equal to two times his base salary as of his last date of employment, plus two times the average of the annual bonus compensation he was paid over the three year period 1997-1999, plus the balance of the amount in his EVA bonus bank, plus four weeks’ accrued but unused vacation pay. In addition, Mr. Snell will receive annual payments under the terms of the Company’s Supplemental Key Executive Pension Plan, of approximately $422,600 per year calculated on a single life annuity basis. This amount will be offset by (i) the amount he is entitled to receive under the Company’s Personal Retirement Account, calculated on a single life annuity basis; (ii) the pension benefit he is entitled to receive from his previous employer, calculated on a singe life annuity basis, and (iii) all applicable taxes.

Upon the commencement of his employment with the Company in November 1996, Mr. Snell received 150,000 time-based stock options, which vest in equal increments over a five year period. Mr. Snell will be permitted to vest in the remaining unvested options from this grant, which will expire on November 1, 2004. All other options granted to Mr. Snell during his employment with the Company expired 90 days after his resignation date.

The Company is a party to change in control employment agreements with the Named Executive Officers, including the change in control agreements with Messrs. Macher and McClure described above, and certain other key management personnel. Severance benefits will be payable only if an actual or constructive termination of employment occurs within 36 months following a change in control of the Company. The benefits will consist of amounts ranging up to 2.999 times the covered individual’s annualized reported taxable income during the five year period preceding the change in control.

Forgiveness of Loans to Executive Officers

The Company forgave two loans in 2000 previously made to executive officers under the Company’s Loan Program. The purpose of the Loan Program is to encourage executives to retain ownership of the Company’s Common Stock and stock options by providing loans, evidenced by promissory notes, which are secured by an assignment of proceeds from the sale of shares of Common Stock acquired upon the exercise of stock options or the sale of restricted share grants. The maximum term of the loan is five years, and interest is calculated on the outstanding principal balance at 6% per year. The largest amount of aggregate indebtedness outstanding in 2000 was $130,979 for Alan C. Johnson and $767,605 for Charles B. Grant, Vice President-Corporate Development. The amount of the outstanding principal and interest forgiven on a tax neutral basis was $237,727 for Mr. Johnson and $1,393,203 for Mr. Grant.

Compensation Committee Report on Executive Compensation

In accordance with rules adopted by the Securities and Exchange Commission, the Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

Role of Compensation Committee. The Compensation Committee is comprised of four, non-employee directors of the Company. Together with an outside executive compensation consultant, the Committee oversees the development and implementation of the Company’s compensation programs with the following objectives in mind:

•	Link senior managers goals with the interest of shareholders;

•	Attract, retain and motivate talented management personnel; and

•	Tie executive compensation to increasing the value of the enterprise over the long-term

The Committee makes its recommendations to the Board of Directors on actions involving executive officers and selected members of middle and senior management. The Compensation Committee met six times in 2000.

Compensation Philosophy. The Committee initiated a complete review of the executive management compensation programs in 2000. Peer group benchmarking was completed to ensure that competitive compensation levels and elements were incorporated in the programs. The Committee believes that the current programs are competitive with those in place at peer group companies and that they satisfy the objectives established by the Committee. The peer group used for such benchmarking consists of similarly sized manufacturing companies and the nine companies that comprise the peer group companies included in the stock performance chart.

We believe the compensation plan allows for:

•	Improvement in the economic value of the Company, which correlates closely to the share price of the Company’s Common Stock.

•	Promotion of effective management processes through the implementation of six corporate initiatives focused on systematic cost reduction.

•	Incentivizing improvement in earnings before interest, taxes, depreciation and amortization (EBITDA).

•	Straightforward, definitive plan designs that balance risk and reward and tie compensation to growth in shareholder value.

Factors Considered in Determining Compensation. The Committee wants the compensation of Company executives to be competitive in the worldwide automobile parts industry and with other major U.S. companies of similar size. Each year, the Committee reviews reports from an outside executive compensation consultant on the Company’s compensation program for executives. The reports discuss all aspects of compensation as well as how the Company’s programs compare with those of other peer group companies. Based on these reports, its own review of various parts of the program, and its assessment of the skills, experience, and achievements of individual executives, the Committee sets the annual compensation levels for the Company’s executives.

Types of Compensation. There are two elements to the total compensation program for executives. The Company’s outside executive compensation consultant assists in determining the appropriateness of both elements.

•	Annual Cash Compensation. This includes base salary and an annual incentive compensation bonus; and

•	Long-term Compensation. This includes non-qualified stock options and other long-term incentive awards based on Common Stock and performance unit awards that payout as a result of the long-term financial performance of the individual and the Company.

Base Salary. The base salaries for executives are determined with reference to corporate and individual performance for the previous year, internal relativity and market conditions, including pay at peer group companies. Performance appraisals are conducted on an annual basis for all members of executive management. Assessment of individual performance includes consideration of a person’s impact on the financial performance of the Company as well as judgment, creativity, effectiveness in developing subordinates in a diverse organization, and contributions to improvement in the quality of the Company’s products, customer service and operations. As noted above, the Committee uses the survey conducted by the executive compensation consultant to benchmark for reasonableness and competitiveness of base salaries.

Annual Incentive Compensation. Annual incentive compensation, if earned, is paid to executives and senior managers in accordance with two critical measures: Economic Value Added (“EVA”), which is calculated as the Company’s net operating profit less the cost of capital; and progress made toward realizing cost savings associated with implementing the six global initiatives for systematic cost reduction. For 2000, the annual incentive award did not pay out due to a performance shortfall against the EVA goals established by the Committee at the beginning of 2000. The Committee did, however, decide to award an annual incentive bonus to Mr. Zamoyski, one of the Named Executive Officers, for significant contributions related to managing the Company’s asbestos litigation.

Long-Term Incentive Compensation. Stock options are an important component of the Company’s performance-based compensation. The Committee believes that awarding stock options ensures that employees are oriented to growth over the long term. For 2001, based upon the recommendation of the Company’s executive compensation consultant, a second element in this area was added. Against a pre-determined level of EBITDA, a long-term incentive program was established under the terms of the

1997 Amended and Restated Long Term Incentive Plan. Under this long-term incentive program, performance units are awarded to individuals based upon their ability to influence the Company’s EBITDA for the year. The program contains a potential range of pay out for the year with a guaranteed minimum payment of 50% of the target. Payout above the 50% level will only occur if specific financial performance targets established by the Committee are achieved in 2001.

Deductibility of Executive Compensation. The Company anticipates that any compensation paid under the Company’s annual incentive compensation plan and any compensation deemed paid by it in connection with the exercise of non-qualified options granted with exercise prices equal to the fair market value of the shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

Chief Executive Officer Compensation. Mr. Snell’s base salary in 2000 was $1,000,008, the same level at which he was paid in 1999. He resigned on September 18, 2000 and did not receive a bonus for his services in 2000. In July 2000, Mr. Snell received a stock option grant of 130,000 shares. These options expired ninety days after his resignation.

Mr. Miller assumed the position of Chairman of the Board, Chief Executive Officer and President of the Company on September 19, 2000 following Mr. Snell’s resignation. For his services during 2000, the Company compensated Mr. Miller at an annualized rate of $750,000. The committee set Mr. Miller’s annualized salary based upon compensation data provided by an outside compensation consultant and after reviewing the compensation paid to the chief executive officers at the nine companies that comprise the peer group companies included in the stock performance chart. Mr. Miller elected to receive two-thirds of his compensation in the form of stock options. Accordingly, the Company paid Mr. Miller $71,808 in cash, and in September 2000 granted him options to purchase 95,500 shares of the Company’s stock. The options vest six months after the date of the grant and expire ten years after the date of grant. Mr. Miller also received an incentive bonus of $315,000 for his leadership of the Company following the resignation of Mr. Snell.

The Compensation Committee believes that these executive compensation policies and programs serve the interests of shareholders and the Company effectively. The various components of compensation are appropriately balanced to provide motivation to senior executives to contribute to the Company’s future success, thereby enhancing the value of the Company for the shareholders’ benefit.

THE COMPENSATION COMMITTEE

John J. Fannon, Chairman

                                                                         Paul S. Lewis
                                                                         John C. Pope
                                                                         Geoffrey Whalen

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under Statement on Auditing Standards 61. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 and considered the compatibility of the provision of nonaudit services with the maintenance of the auditors’ independence.

The Committee discussed with the Company’s internal auditors and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal auditors and independent auditors with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company’s independent auditors.

THE AUDIT COMMITTEE

John C. Pope, Chairman

                                                                         Roderick M. Hills
                                                                         Paul S. Lewis

STOCK PERFORMANCE CHART

The following performance graph compares the cumulative total shareholder return on the Company’s Common Stock for the last five fiscal years with the cumulative total return of the S&P 500 Index and the Company’s peer group for the years 1996 through 2000.

The graph is constructed on the assumption that $100 was invested on December 31, 1995 (with quarterly reinvestment of dividends) in each of the Company, the S&P 500 Index, and the common stock of the companies.*

Comparison of Five-Year Cumulative Total Return

Fiscal Years Ended December 31

Company Name/Index	1995	1996	1997	1998	1999	2000

Federal-Mogul	100	114.97	214.90	316.54	107.09	12.33

S&P 500 Index	100	122.96	163.98	210.85	255.21	231.98

Peer Group	100	120.48	138.42	138.26	108.19	85.03

* The peer group has been constructed by the Company as the industry index for purposes of the performance graph and is composed of nine companies used by the Company in 2000 to benchmark compensation of its executive officers. The peer group consists of: Borg Warner Automotive, Dana Corp., Hayes Lemmerz International, Inc., Johnson Controls, Inc., Lear Corp., Magna International, Tenneco, Inc., Tower Automotive, Inc. and TRW, Inc.

Directors’ and Officers’ Ownership of Stock

The following table shows the amount of Common Stock and Series C ESOP Stock beneficially owned by the Company’s directors, the Named Executive Officers, and the directors and officers as a group, as of March 30, 2001. The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority.

		Directors’
		Deferred
	Beneficial	Compensation	Percent
Name	Ownership(1)	Stock Units(2)	of Class

John J. Fannon	31,189(3)	21,795	*

Roderick M. Hills	87,793(4)	53,431	*

Alan C. Johnson	40,833(5)	—	*

Paul S. Lewis	19,000(6)	237	*

G. Michael Lynch	22,000(7)	—	*

Frank E. Macher	1,944(8)	—	*

Charles G. McClure	517(9)	—	*

Robert S. Miller, Jr.	117,302 (10)	7,456	*

John C. Pope	25,656(11)	21,730	*

Wilhelm A. Schmelzer	57,892(12)	—	*

Richard A. Snell	229,160 (13)	—	*

Geoffrey Whalen	18,000(14)	13,964	*

James J. Zamoyski	111,075 (15)	—	*

All directors and executive officers as a group (23 persons)	1,283,039		2%

*	Represents less than 1% of the outstanding Common Stock.

(1)	Except as otherwise noted, each beneficial owner identified in this table has sole investment power with respect to the shares shown in the table to be owned by him. For executive officers, the numbers include shares held in the Company’s Salaried Employee Investment Plan (“SEIP”) with respect to which participants have voting power but no investment rights.

(2)	The stock units are valued as though invested in Common Stock, but do not have voting rights.

(3)	Includes (i) 1,286 shares owned directly by Mr. Fannon and (ii) 29,903 options, which are fully vested.

(4)	Includes (i) 26,400 shares owned directly by Mr. Hills; (ii) 15,465 shares owned by a family partnership; and (iii) 45,928 options which are fully vested.

(5)	Includes (i) 18,752 shares owned directly by Mr. Johnson; (ii) 15,299 shares owned by Mr. Johnson’s wife; and (iii) 6,782 in the Company’s SEIP.

(6)	Includes (i) 2,000 shares owned directly by Mr. Lewis and (ii) 17,000 stock options, which are fully vested.

(7)	Includes (i) 1,215 shares owned directly by Mr. Lynch; (ii) 20,000 restricted shares owned by Mr. Lynch which will vest 100% on June 15, 2003; and (iii) 785 shares in the Company’s SEIP.

(8)	All shares are owned in the Company’s SEIP.

(9)	All shares are owned in the Company’s SEIP.

(10)	Includes (i) 2,000 shares owned directly by Mr. Miller and (ii) 115,302 stock options, which are fully vested.

(11)	Includes (i) 5,700 shares owned directly by Mr. Pope; (ii) 400 shares owned jointly with his wife; and (iii) 19,556 options, which are fully vested.

(12)	Includes (i) 11,918 shares owned directly by Mr. Schmelzer; (ii) 1,413 shares owned with his wife; (iii) 28 shares in the Company’s SEIP; and (iv) 44,533 stock options which are fully vested.

(13)	Includes (i) 108,814 shares owned directly by Mr. Snell; (ii) 346 shares in the Company’s SEIP; and (iii) 120,000 stock options which are fully vested.

(14)	Includes (i) 1,000 shares owned directly by Mr. Whalen and (ii) 17,000 options which are fully vested.

(15)	Includes (i) 1,000 shares owned directly by Mr. Zamoyski; (ii) 501 shares owned in a revocable trust, of which he is Trustee; (iii) 9,237 shares owned in a revocable trust of which his wife is trustee; (iv) 4,209 shares in the Company’s SEIP; and (v) 96,128 options which are fully vested.

Section 16(a) Beneficial Ownership Reporting Compliance. Based on the Company’s records and other information, the Company believes that during 2000 its directors, officers and ten percent beneficial owners have complied with the filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended.

Ownership of Stock By Principal Owners

To the best of the Company’s knowledge and based on public reports filed with the Securities and Exchange Commission, the following table represents the beneficial owners of five percent or more of the outstanding shares of the Company’s Common Stock as of February 15, 2001.

		Percent
Name and Address of Beneficial Owner	Number of Shares	of Class

State Street Bank and Trust Company(1)	9,207,350	13.1%
225 Franklin Street Boston, MA 02110

Dimensional Fund Advisors Inc.	5,005,200	7.1%
1229 Ocean Avenue, 11th Floor Santa Monica, CA 90401

High River Limited Partnership(2)	4,519,308	6.4%
Riverdale LLC
Carl C. Icahn
767 Fifth Avenue, 47th Floor New York, NY 10153

Amalgamated Gadget L.P.(3)	4,376,285	5.8%
301 Commerce Street, Suite 2975 Fort Worth, TX 76102

Tiger Management LLC(4)	3,893,324	5.5%
101 Park Avenue New York, NY 10178

(1)	Represents shares held in trust under the Company’s 401(k) Plans.

(2)	Based upon information contained in Schedule 13-D/ A filed with the Securities and Exchange Commission, dated as of June 12, 2000.

(3)	Represents shares obtainable upon conversion of the Company’s 7% Trust Convertible Preferred Securities (Preferred Securities) at the rate of 0.9709 shares of Common Stock per share of Preferred Securities.

(4)	Julian H. Robertson, Jr. is the ultimate controlling person of Tiger Management LLC.

PROPOSAL II.

APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors recommends that the shareholders approve the Board’s appointment of Ernst & Young LLP as independent accountants to audit the financial statements of the Company for the year 2001. The firm has conducted the audits for the Company for many years. If the appointment is not approved, the Board of Directors will appoint another independent accounting firm to audit the financial statements of the Company and its consolidated subsidiaries for the year 2001 without further action by the shareholders.

Fees Paid To Our Accountants

Audit Fees

The total fees paid to Ernst & Young LLP by the Company for its audit of our 2000 financial statements and for its review of the financial statements in our reports filed on Forms 10-Q and 10-K were approximately $2.0 million in 2000.

Financial Information Systems Design and Implementation Fees

The Company did not pay any fees to Ernst & Young LLP in 2000 for financial information systems design and implementation services.

All Other Fees

The total fees paid to Ernst & Young LLP for all other services were approximately $9.1 million in 2000.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions of shareholders and to make a statement if they desire to do so.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as independent accountants for the year 2001.

PROPOSAL III.

APPROVAL OF THE 2001 AMENDMENT AND RESTATEMENT OF THE 1997 LONG TERM INCENTIVE PLAN

On February 21, 2001, the Board of Directors adopted the 2001 Amendment and Restatement of the Federal-Mogul 1997 Long Term Incentive Plan (the “Plan”), subject to approval by the Company’s shareholders. The Plan will become effective immediately upon approval by the shareholders and will terminate on the tenth anniversary of the date it is approved at the Annual Meeting. The Plan is intended to assist the Company in attracting, retaining and motivating non-employee directors, officers and employees and to provide it with the ability to offer incentives more directly linked to the profitability of its business and increases in shareholder value.

Eligibility. All officers and employees of the Company designated by the Committee may be granted awards under the Plan. The Plan also provides for annual awards of stock options to non-employee directors. The Board currently estimates that approximately 50,000 persons may participate in the Plan.

Administration. The Plan is administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate (the “Committee”). Among other things, the Committee selects officers and employees to whom awards may be granted, determines the type of award and the number of shares of Common Stock to be covered by each award, and determines the terms and conditions of such awards. The Committee also has the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it deems advisable, to interpret the terms and provisions of the Plan and any awards issued thereunder and otherwise to supervise the administration of the Plan. All decisions made by the Committee are final and binding.

No member of the Board or the Committee will be liable for any action or determination made in good faith with respect to the Plan or any award granted under the Plan.

Plan Features. The Plan authorizes the grant of awards covering up to 4,000,000 additional shares of the Company’s Common Stock pursuant to the grant or exercise of stock options, including incentive stock options (“ISOs”), nonqualified stock options, stock appreciation rights (“SARs”), restricted stock and performance units, plus shares not issued under the 1989 Performance Incentive Stock Plan (the “1989 Plan”), including shares under the 1989 Plan that are subject to awards that are forfeited, lapsed, returned to the Company in consideration of participants’ obligations or settled in cash. Awards of stock options to non-employee directors may not exceed 200,000 shares, award of restricted stock may not exceed 500,000 shares and awards of ISOs may not cover more than 1,500,000 shares. No participant may be granted awards covering more than 800,000 shares of Common Stock during any consecutive two-calendar-year period. Subject to these limits, the Committee will determine how and to whom shares available under the Plan may be divided. The shares subject to grant under the Plan are to be made available from authorized but unissued shares or from treasury shares. The Plan provides that shares not issued under awards due to forfeiture, lapse of an award or settlement of an award in cash or otherwise, or shares received by the Company in settlement of an obligation under the Plan or due to tax withholding are again available for issuance and may be granted for such terms as the Committee may determine, except that the term of a stock option may not exceed five years from its date of grant. No awards outstanding on the termination date of the Plan will be affected by such termination. Awards will not be transferable, except by will and the laws of descent and distribution and, in the case of nonqualified stock options, pursuant to a qualified domestic relations order or as a gift to an optionee’s spouse or descendants. The Committee has broad authority to fix the terms and conditions of individual agreements with participants.

Several types of awards may be made under the Plan, as described below:

Stock Options. The Committee may grant options to purchase Common Stock at an exercise price of not less than 100% of its fair market value on the date of grant. Optionees may pay the exercise price in cash, stock (valued at its fair market value on the date of exercise), attestation of stock to be delivered in the future or by “cashless exercise” through a broker or the Company, or any combination of the above. The Committee may arrange for the Company to grant a loan to an employee or may guarantee a loan from a third party. The terms of the loan will be determined by the Committee. The term of options will be determined by the Committee, but may be no longer than five years from the date of grant with respect to awards to employees. The Committee also has the discretion to cash out options upon their exercise. The Committee will determine the times and other conditions under which options will become exercisable, and the extent to which options will be exercisable after the optionee’s employment terminates. Generally, options will terminate upon the optionee’s termination of employment for Cause (as defined in the Plan), and will remain exercisable for not more than three years from the date of the optionee’s death, not more than three years from the date the optionee’s employment terminates because of disability, not more than five years from the date of the optionee’s retirement, and not more than three months from the date of the optionee’s employment terminates for any other reason. Options may be granted either as ISOs or nonqualified options. The principal difference between ISOs and nonqualified options is their tax treatment. See “Federal Income Tax Consequences”, below. The Plan prohibits the reissuance and repricing of stock options.

SARs. The Committee may grant SARs in conjunction with all or part of any stock option. A SAR will entitle the optionee, in lieu of exercising an option, to receive the excess of the fair market value of a share of stock on the date of exercise over its option price multiplied by the number of shares for which the optionee is exercising the SAR. This amount will be paid to the holder in either stock (valued at its fair market value on the date of exercise) or cash or a combination thereof. A SAR may be granted as an alternative to a previously or contemporaneously granted nonqualified option, but may only be granted upon grant of an ISO. Because a SAR is an alternative to an option, the option will be canceled to the extent that the SAR is exercised, and the SAR will be cancelled to the extent the option is exercised.

Restricted Stock. The Committee may grant restricted stock to individuals with such restriction periods and/or performance goals as the Committee may designate. The minimum restriction period for awards under the Plan will be at least three years in the case of time-based awards and at least one year in the case of performance based awards: Performance goals must be based on the attainment of one or more of the following: specified levels of earnings per share from continuing operations, operating income, revenues, return on assets, return on equity, return on invested capital, shareholder value, economic value added, shareholder return and/or total shareholder return, achievement of cost control, production targets or the price of the Common Stock of the Company.

The provisions of restricted stock awards (including any applicable Performance Goals) need not be the same with respect to each participant and may relate to the Company as a whole or to the subsidiary, business unit, division or department within which the participant is employed. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Unvested restricted stock is forfeited upon termination of employment, unless otherwise provided by the Committee. Other than these restrictions on transfer and any other restrictions the Committee may impose, the participant will have all the rights of a holder of stock.

Performance Units. The Committee may grant performance units payable in cash or shares of Common Stock, conditioned upon continued service and/or the attainment of Performance Goals determined by the Committee during an award cycle. An award cycle consists of a period of consecutive fiscal years or portions of years designated by the Committee over which performance units are to be earned. While the Committee has wide discretion in determining how performance units will be paid at the end of a cycle, payment will generally be based on (a) the number of performance units earned as a result of the attainment of Performance Goals, in which case, at the conclusion of an award cycle, the Committee will determine the number of performance units granted to a participant that have been earned and will deliver to the participant the number of shares of Common Stock (or the cash equivalent) equal to the number of earned performance units; and/or (b) the value of performance units awarded determined with reference to the achievement of Performance Goals, in which case at the conclusion of an award cycle, the Committee will deliver to the participant (i) the number of shares of Common Stock, valued at their fair market value, equal to the value of the performance units and/or (ii) cash equal to the value of such performance units or a combination of cash and stock. The maximum value of cash that any participant may receive in any year with respect to performance units is $3,000,000. The Committee may permit participants to defer the receipt of or payment for performance units, provided that the election is made prior to the commencement of the applicable award cycle.

The Committee will determine to whom and when performance units will be awarded, and the terms and conditions of an award. In the event that a participant’s employment is terminated (other than for Cause) or in the event of a participant’s retirement, the Committee may, subject to certain limitations, waive all remaining payment limitations.

Non-Employee Director Stock Options. The 2001 amendment and restatement of the Plan provides that at each annual shareholder meeting during the term of the Plan, each non-employee director of the Corporation will be granted options to purchase shares of Common Stock. The number of options that may be awarded to non-employee directors may not exceed 200,000 during the term of the Plan. The first such grant was made on February 3, 1998, the date on which the Board approved termination of its pension plan. The exercise price for such options will be the fair market value of the Common Stock on the grant date and stock options will be fully vested and exercisable on the grant date. Each non-employee director who was entitled to receive his or her accrued benefits under the Director Retirement Plan upon its termination in 1998 could elect to receive the value of the accrued benefit under the Director Retirement Plan in the form of stock options. Those options have an exercise price equal to the fair market value of the Common Stock on the grant date and are fully vested but could not be exercisable for at least six months after grant. All options granted to non-employee directors shall have a term fixed by the Committee, but shall not be exercisable more than ten years from the date of grant. In addition, non-employee director stock options are generally subject to the other terms and conditions of stock options granted to officers and employees.

Amendment and Discontinuance. The Plan may be amended, altered or discontinued by the Board of Directors, but no amendment, alteration or discontinuance may be made that would (i) impair the rights of an optionee under an option or a recipient of a SAR, restricted stock award or performance unit award previously granted without the optionee’s or recipient’s consent, except an amendment made to qualify the Plan or any award or option granted thereunder for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934, or (ii) disqualify the Plan or any award from such exemption. Except as provided in the Plan, no amendment to the Plan will be made without shareholder approval to the extent such approval is required by law or agreement. Any shares not subject to issuance upon discontinuance or termination of the Plan, as well as any shares received from the forfeiture or lapse of an award, settlement of an award in cash or the return of shares in satisfaction of an obligation may be transferred to a successor plan.

In the event of a change in corporate capitalization, such as a stock split, or a corporate transaction, such as a merger, consolidation, separation, spin-off or other distribution of property, or a reorganization or partial or complete liquidation of the Company, the Committee or the Board may substitute or adjust the aggregate number and kind of shares and other awards that may be issued under the Plan. In the event of a Change in Control, as defined in the Plan, (i) all SARs and stock options outstanding as of the date of the Change in Control which are not then exercisable and vested will become fully exercisable and vested, (ii) the restrictions vesting requirements and deferral limitations applicable to restricted stock will lapse, (iii) all performance units will be considered to be earned and payable in full, all restrictions will lapse and all performance units will be settled in cash as promptly as practicable, and (iv) stock options may be surrendered, subject to certain limitations, at any time during the 60-day period following a Change in Control, for a cash payment (or, in certain circumstances, an equivalent number of shares of Common Stock) equal to the spread between the exercise price of the option and the Change in Control Price.

Federal Tax Consequences. The following discussion is intended only as a brief summary of the Federal income tax consequences relating to stock options, SAR’s, restricted stock and performance units. The laws governing tax aspects of such awards are highly technical and such laws are subject to change.

A.	Nonqualified Options and SARs. Upon the grant of a nonqualified option (with or without an SAR), the optionee will not recognize any taxable income and the Company will not be entitled to a deduction. Upon the exercise of an option or SAR, the excess of the fair market value of the shares acquired on the exercise of the option over the option price (the “spread”), or the consideration paid to the optionee upon exercise of the SAR, will constitute compensation taxable as ordinary income. In determining the amount of the spread or the amount of consideration paid to the optionee, the fair market value of the stock on the date of exercise is generally used. The Company will generally be entitled to a tax deduction in an amount equal to the compensation taxable to the optionee.

B.	ISO’s. An optionee will not recognize taxable income on the grant or exercise of an ISO. However, the spread at exercise will constitute an item includible in alternative minimum taxable income, and may subject the optionee to the alternative minimum tax payable even though the optionee receives no cash upon the exercise of an ISO. Upon the disposition of shares of stock acquired pursuant to the exercise of an ISO after the later of (a) two years from the date of grant of the ISO or (b) one year after the transfer of the shares to the optionee (the “ISO Holding Period”), the optionee will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock’s selling price and the exercise price. The Company is not entitled to any tax deduction by reason of the grant or exercise of an ISO, or by reason of a disposition of stock received upon the exercise of an ISO, if the ISO Holding Period is satisfied. Different rules apply if the optionee disposes of the shares of stock acquired pursuant to the exercise of an ISO before the expirations of the ISO Holding Period.

C.	Restricted Stock. Generally, a grant of restricted stock will be taxed as compensation income at the date on which the restrictions imposed on the shares expire; any dividends paid on stock subject to the restrictions are also compensation income to the participant. The Company is generally entitled to an income tax deduction for compensation income taxed to the participant, subject to the provisions of Section 162(m) of the Internal Revenue Code (the “Code”).

D.	Performance Units. A participant who has been granted a performance unit award will not realize taxable income until the applicable award cycle expires and the participant receives the stock subject to the award or an equivalent amount of cash, either of which will be taxable as ordinary income. At that time, the Company will be allowed a corresponding tax deduction equal to the compensation taxable to the award recipient, subject to the provisions of Section 162(m) of the Code.

The Plan has been designed to take into account tax laws that impose limits on the ability of a public company to claim tax deductions for compensation paid to certain highly compensated executives. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the Chief Executive Officer and the four other most highly compensated officers of a company. Certain types of compensation, including options granted with fair-market-value exercise price and performance-based stock awards, are generally excluded from this deduction limit. In an effort to ensure that awards and payments under the Plan will qualify for this exclusion, the Plan has been submitted to shareholders for approval at the 2001 Annual Meeting. By approving the Plan, the shareholders will be approving, among other things, the performance measures, eligibility requirements and limits on various stock awards for purposes of Section 162(m) of the Code.

The following table shows the stock options that have been granted under the Plan, subject to the approval of the Plan by the Company’s Shareholders.

NEW PLAN BENEFITS

Name and Position	Dollar Value($)	Number of Units(1)

Robert S. Miller, Jr.	—	0
Chairman of the Board, Chief Executive Officer and President

Richard A. Snell	—	0
Former, Chairman of the Board, Chief Executive Officer and President

G. Michael Lynch	—	57,000
Executive Vice President and Chief Financial Officer

James J. Zamoyski	—	33,000
Senior Vice President and General Counsel

Wilhelm A. Schmelzer	—	58,000
Executive Vice President Europe, Africa and South America

Alan C. Johnson	—	57,000
Executive Vice President North America and Asia

Executive Group	—	234,500

Non-Executive Director Group	—	0

Non-Executive Officer Employee Group	—	1,944,900

(1)  Grants on July 19, 2000 were priced at the fair market value of the Company’s Common Stock of $10.03 as follows: 7,000 to Mr. Lynch; 8,000 to Mr. Zamoyski; 8,000 to Mr. Schmelzer; 7,000 to Mr. Johnson; 77,500 to the Executive Group; and 944,750 to the Non-Executive Officer Employee Group. Grants on December 14, 2000 were priced at the fair market value of the Company’s Common Stock of $1.97 as follows: 50,000 to Mr. Lynch; 25,000 to Mr. Zamoyski; 50,000 to Mr. Schmelzer; 50,000 to Mr. Johnson; 157,000 to the Executive Group; and 1,000,150 to the Non-Executive Employee Group.

The Board of Directors recommends a vote “FOR” the approval of the 2001 Amendment and Restatement of the 1997 Long Term Incentive Plan.

PROPOSAL IV.

APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors adopted the Company’s Employee Stock Purchase Plan (“Employee Stock Plan”) on February 21, 2001, subject to the approval of shareholders at the Annual Meeting. The Employee Stock Plan permits eligible employees of the Company and its Subsidiaries to purchase up to an aggregate of 1,000,000 shares of the Company’s Common Stock directly from the Company through payroll deductions. The Employee Stock Plan is intended to encourage increased ownership of Common Stock by employees of the Company and its Subsidiaries, thus identifying their interests with those of the Company’s shareholders.

Eligibility. Any employee (a) who has completed six full months of service with the Company or a Subsidiary, and (b) whose customary employment is more than 20 hours per week and five or more months per calendar year, is eligible to participate in the Employee Stock Plan. The Board currently estimates that approximately 24,000 employees in the United States are eligible to participate in the Employee Stock Plan.

Employees may not participate in the Employee Stock Plan if they own or hold Common Stock and options to purchase Common Stock equal to 5% or more of the outstanding Common Stock. In addition, employees may not purchase more than $25,000 of Common Stock under the Employee Stock Plan (and any future plan qualified under Section 423 of the Internal Revenue Code (the “Code”) in any calendar year.

Administration. The Employee Stock Plan will be administered by the Compensation Committee (“Committee”) of the Board of Directors. The Committee from time to time may grant to all eligible employees of the Company and its Subsidiaries options to purchase shares of Common Stock under the Employee Stock Plan. The Board will determine the date or dates upon which one or more offers (“Offer(s)”) are made. The term of each Offer (“Purchase Period”) will be a calendar quarter, or such other term as the Board designates, but no Purchase Period will exceed 12 months. An eligible employee may elect to participate in an Offer by submitting enrollment forms prescribed by the Board. The payroll deductions authorized by a participant may be expressed as (i) a whole number percentage of the participant’s “base compensation” for each pay period during the Purchase Period; (ii) a designated dollar amount from one or more pay periods during the Purchase Period; or (iii) a specified number of shares within the limits of the Employee Stock Plan. No participant may purchase more than 5,000 shares during any 12-month Purchase Period (Purchase Periods shorter than 12 months will be aggregated for purposes of this limit). A participant’s option is deemed to have been exercised on the last business day of the Purchase Period.

Plan Features. The option price (“Option Price”) for shares of Common Stock purchased under the Employee Stock Plan will be the lesser of: (a) 85% of the Fair Market Value of a share of Common Stock on the date of grant of the option, or (b) 85% of the Fair Market Value of a share of Common Stock on the date the option is deemed exercised. The Fair Market Value of the Common Stock is determined by the Board in its sole discretion.

If a participant ceases to be employed by the Company or a Subsidiary for any reason, the Company will issue a check to the former employee in the aggregate amount of the employee’s payroll deductions that had not been applied towards the purchase of option shares as of the termination date.

The total amount of Common Stock for which options may be issued under the Employee Stock Plan (both as to the number of shares of Common Stock and the option price), will be adjusted pro rata for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a subdivision or combination of shares of Common Stock, or a reclassification of Common Stock, and in the event of a merger in which the Company is the surviving Company.

After any merger or consolidation of one or more companies into the Company, each Participant, at no additional cost, will be entitled upon the exercise of an option, to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock to which such option is then exercised, the number and class of shares of stock or other securities to which the participant would have been entitled to receive pursuant to the terms of the agreement of merger or consolidation if at the time of the merger or consolidation such participant had been a holder of record of a number of shares of Common Stock equal to the number of shares to which such option is then exercised. Comparable rights shall accrue to each participant in the event of successive mergers or consolidations, as described above.

Amendment or Termination. The Board may amend or terminate the Employee Stock Plan, or the granting of options under the Employee Stock Plan, at any time, but no amendment, modification, or termination of the Employee Stock Plan will affect any option previously granted without the consent of the employee holding the option. An amendment that increases the number of shares reserved for the Employee Stock Plan or changes the classification of employees eligible to participate in the Employee Stock Plan must be approved by shareholders. No option will be granted under the Employee Stock Plan after the tenth anniversary of its adoption by the Board.

Federal Tax Consequences. The Employee Stock Plan is not a tax-qualified retirement plan under Section 401(a) of the Code but is intended to constitute a qualified employee stock purchase plan under Section 423 of the Code. An employee will not recognize taxable income prior to the sale or other disposition of the shares of Common Stock purchased. If the Common Stock has been held by the employee for two years from the date of grant (deemed to be the first business day of the Purchase Period) and one year from the date of exercise (the last business day of the Purchase Period) (the “Holding Periods”), upon the sale or other disposition of such Common Stock, the employee will recognize ordinary income in an amount equal to the difference between the Option Price and the lower of (a) the fair market value of the Common Stock on the date of grant or (b) the disposition price. The employee will receive long or short-term capital gain on the amount by which the disposition price exceeds the fair market value of the Common Stock on the grant date, if any. If the disposition price is less than the Option Price, the employee will not recognize ordinary income and will have a long-term capital loss in the amount of the difference between the disposition price and the Option Price. If the employee disposes of the shares prior to satisfying the Holding Period requirements (whether at a gain or loss), the employee will recognize ordinary income on the difference between the Option Price and the fair market value of the shares on the date of exercise, and the Company will receive a corresponding compensation deduction. Any amount received on disposition in excess of the fair market value of the Common Stock on the date of exercise will be taxed to the employee as capital gain. If the disposition price is less than the fair market price of the shares on the exercise date, the employee will recognize a capital loss on the difference.

The Board of Directors recommends a vote “FOR” the approval of the Employee Stock Purchase Plan.

Other Information

As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the accompanying proxy confers discretionary authority on the holders of the proxies with respect to those matters unless the Company received prior notice of the matter, as provided below under “Shareholder Proposals”. It is the intention of such Proxy holders to vote the proxies in accordance with their best judgment.

The Company will pay all expenses in connection with the solicitation of proxies. The Company will reimburse brokers, custodians, nominees and fiduciaries for their expenses in mailing proxy materials. In addition to solicitation by mail, officers and other employees may also solicit proxies in person or by telephone, without additional compensation. Also, the Company has hired the firm of D. F. King & Co.

Inc., to assist in the distribution of Proxy materials and the solicitation of votes. The Company estimates that the fees paid to D. F. King & Co. Inc. will be approximately $7,500, plus reasonable out-of-pocket costs and expenses.

Shareholder Proposals

In order for a shareholder proposal or nomination to be properly presented at the Company’s 2002 Annual Meeting of Shareholders (the 2002 Annual Meeting), the shareholder proponent must comply with the relevant notice requirements contained in the Company’s By-laws. These requirements relate to both the timing and content of the notice. To be timely, a shareholder proposal or nomination intended to be brought before the 2002 Annual Meeting must be received by the Company during the period on or after February 5, 2002 and on or prior to March 1, 2002. In order for a Shareholder’s nomination to be considered, the Shareholder’s notice of a proposed nominee must include all of the information that the Company would be required to disclose regarding the nominee in its Proxy Statement. All proposals and nominations should be directed to the Secretary of the Company, 26555 Northwestern Highway, Southfield, Michigan 48034.

In addition, any shareholder proposal that is intended to be included in the Company’s Proxy Statement for the 2002 Annual Meeting must comply with certain rules and regulations of the Securities and Exchange Commission. The deadline for submitting any such proposal to the Company for inclusion in its Proxy Statement for the 2002 Annual Meeting is December 14, 2001.

By Order of the Board of Directors

David M. Sherbin

Vice President, Deputy General Counsel and Secretary

APPENDIX A

FEDERAL–MOGUL CORPORATION

AUDIT COMMITTEE CHARTER

Section 1.  Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom is independent, within the meaning of the New York Stock Exchange’s listing standards, of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, [or shall become financially literate within a reasonable period of time after appointment to the committee,] and at least one member shall have accounting or related financial management expertise as required by the New York Stock Exchange’s listing standards.

Section 2.  Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to encourage free and open communication among the committee, the independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Section 3.  Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company’s shareholders. The board and audit committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee is responsible for ensuring that the independent auditor submits, in accordance with the requirements of the Independence Standards Board, a formal written statement delineating all relationships between the auditor and the Company. The committee shall discuss with the auditors their independence from management and the Company, including the matters included in the written disclosures required by the Independence Standards Board, and shall consider the compatibility of the provision of non-audit services with the maintenance of the auditors’ independence. The committee

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shall recommend that the Board of Directors take appropriate action in response to the information provided by the independent auditors in order to satisfy itself of such auditors’ independence. Annually, the committee shall review and recommend to the board the selection of the Company’s independent auditors, subject to shareholders’ approval.

The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

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APPENDIX B

FEDERAL-MOGUL CORPORATION 1997 LONG TERM INCENTIVE PLAN
AS AMENDED AND RESTATED EFFECTIVE IN 2001

Section 1.  Introduction; Purpose; Definitions

Federal-Mogul Corporation adopted the 1997 Long Term Incentive Plan (the “Plan”), which was initially approved by shareholders at the 1997 annual meeting. The amendment and restatement of which plan subsequently was approved at the 1998 annual meeting of shareholders. Federal-Mogul Corporation hereby further amends and again restates the Plan, which second amendment and restatement shall apply to all Awards granted after the Plan’s approval by shareholders as so amended and restated, and the Plan as so amended and restated shall apply to Awards granted prior to this second amendment and restatement to the extent not inconsistent with the terms of the Award and to the extent that such second amendment and restatement does not result in any increased liability to any person, the regrant of an Award or a violation of law. The purpose of the Plan is to assist the Company and its subsidiaries in attracting, retaining and motivating directors, officers and employees and to provide the Company and its subsidiaries with a stock plan providing incentives more directly linked to the profitability of the Company’s businesses and increases in shareholder value.

For purposes of the Plan, the following terms are defined as set forth below:

(a)	“Affiliate” means a corporation or other entity controlled by the Company and designated by the Committee from time to time as such.

(b)	“Award” means a Stock Appreciation Right, Stock Option, Restricted Stock or Performance Unit.

(c)	“Award Cycle” shall mean a period of consecutive fiscal years or portions thereof designated by the Committee over which Awards are to be earned or are to vest.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Cause” means (1) conviction of a participant for committing a felony under federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a participant’s employment duties or (3) willful and deliberate failure on the part of a participant to perform employment duties in any material respect, or such other events as shall be determined by the Committee. The Committee shall have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

(f)	“Change of Control” and “Change in Control Price” have the meanings set forth in Sections 10(b) and (c), respectively.

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h)	“Commission” means the Securities and Exchange Commission or any successor agency.

(i)	“Committee” means the Committee, as defined in Section 2.

(j)	“Common Stock” means the shares of the regular voting Common Stock, no par value per share, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter or the common stock of any successor to the Corporation which is designated for the purpose of this Plan.

(k)	“Company” means Federal-Mogul Corporation, a Michigan corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities all or substantially all of the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

(l)	“Covered Employee” means a participant designated prior to the grant of shares of Restricted Stock or Performance Units by the Committee who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which Restricted Stock or Performance Units are expected to be taxable to such participant.

(m)	“Director” means, when the context refers to a participant or participation in the Plan, a member of the Board of Directors who is neither an officer nor employee of the Company, its subsidiaries or an Affiliate.

(n)	“Disability” means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

(o)	“Early Retirement” means retirement from active employment with the Company, a subsidiary or an Affiliate pursuant to the early retirement provisions of the applicable pension plan of such employer.

(p)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(q)	“Fair Market Value” means, except as specifically provided in this Plan or in an Award, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

(r)	“Incentive Stock Option” means any Stock Option designated as, and qualified as, an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(s)	“Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(t)	“Non-Employee Director” means a member of the Board who qualifies as a Non-Employee Director as defined in Rule 16b-3(b)(3), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission and who qualifies as an “outside director” under Section 162(m) of the Code.

(u)	“Normal Retirement” means retirement from active employment with the Company, a subsidiary or an Affiliate at or after age 65.

(v)	“Performance Goals” means the performance goals established by the Committee prior to the grant of Restricted Stock or Performance Units that are based on the attainment of one or any combination of the following: Specified levels of earnings per share from continuing operations, operating income, revenues, return on assets, return on equity, return on invested capital, shareholder value, economic value added, shareholder return (measured in terms of stock price appreciation) and/or total shareholder return (measured in terms of stock price appreciation and/or dividend growth), achievement of cost control, production targets, or the price of the Common Stock, fixed on a Company-wide basis or with reference to the subsidiary, business unit, division or department of the Company for or within which the participant is primarily employed, and that are intended to qualify under Section 162(m)(4)(C) of the Code. Such Performance Goals also may be based upon attaining specified levels of performance under one or more of the measures described above relative to the performance of other corporations. Such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

(w)	“Performance Units” means an Award made pursuant to Section 9.

(x)	“Plan” means the Federal-Mogul Corporation 1997 Long Term Incentive Plan, as previously amended and set forth herein and as hereinafter amended from time to time.

(y)	“Restricted Stock” means an award granted under Section 8.

(z)	“Retirement” means Normal or Early Retirement.

(a)	“Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

(aa)	“Stock Appreciation Right” means a right granted under Section 7.

(bb)	“Stock Option” means an option granted under Section 5 or Section 6.

(cc)	“Termination of Employment” means the termination of the participant’s employment with the Company and any subsidiary or Affiliate. A participant employed by a subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the subsidiary or Affiliate ceases to be such a subsidiary or an Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of the Company or another subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its subsidiaries and Affiliates shall not be considered Terminations of Employment. With respect to a participant who is a Director, the cessation of the person’s serving as a member of the Board of Directors shall constitute a Termination of Employment, provided such participant is not thereafter an employee or officer of the Company, its subsidiaries or an Affiliate, in which case the other provisions of this (dd) shall apply.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

Section 2.  Administration

The Plan shall be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two Non-Employee Directors, each of whom shall be required to be an “outside director” for purposes of Section 162(m)(4) of the Code, and shall be appointed by and serve at the pleasure of the Board.

The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Directors, officers and employees of the Company and its subsidiaries and Affiliates.

Among other things, the Committee shall have the authority, subject to the terms and restrictions of the Plan:

(a)	To select the persons to whom Awards may from time to time be granted;

(b)	Determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Performance Units or any combination thereof are to be granted hereunder;

(c)	Determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)	Determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

(e)	Subject to the limitations set forth in Section 5(m), modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided however, that the Committee may not adjust upwards the amount payable to a designated Covered Employee with respect to a particular Award upon the satisfaction of applicable Performance Goals;

(f)	Determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

(g)	Determine under what circumstances and/or in what proportions an Award may be settled in cash or Common Stock under Sections 5(k) and 9(b)(i).

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

The Committee may act only by a majority of its members then in office, except that the members thereof may (i) delegate to an officer of the Company the authority to make decisions pursuant to paragraphs (c), (f), (g), (h), (i), (j) and (k) of Section 5 (provided that no such delegation may be made that would cause any Award or transaction under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause any Award or payment made in respect thereof to be “applicable employee remuneration” under Section 162(m)(4)(A) of the Code) and (ii) authorize any one or more of their number or any officer of the Corporation to execute and deliver documents on behalf of the Committee.

Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Plan participants. Actions of the Compensation Committee shall be given full force and effect notwithstanding that one or more members of the Compensation Committee is not a Non-Employee Director or an outside director under Section 162(m) of the Code.

Section 3.  Common Stock Subject to Plan

The total number of shares of Common Stock reserved and available for issue under the Plan shall be 4,000,000, no more than 200,000 of which shares will be granted as Stock Options to Directors, no more than 500,000 of which shares shall be granted as Awards of restricted Stock, plus such additional shares of Common Stock as may be or have been transferred to the Plan from the Company’s 1989 Performance Incentive Stock Plan (including shares under that plan that would become available after the date hereof due to forfeiture, cancellation, settlement of an award for cash or other property, transfer in consideration of an obligation of a participant or otherwise). No participant may be granted Awards covering in excess of 800,000 shares of Common Stock during any consecutive two-calendar-year period, including Awards that expire or terminate unexercised. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

The Committee shall have full authority to determine the number of shares of Common Stock available for issue, and in its discretion may include (without limitation) as available for distribution any shares of Common Stock that have ceased to be subject to an Award, any shares of Common Stock subject to any Award that is forfeited or cancelled, any shares subject to an Award that is exercised or terminates without the issuance of shares of Common Stock being made to the participant, or any shares (whether or not restricted) of Common Stock that are received by the Company in connection with the exercise of an Award, including the satisfaction of a tax withholding obligation. If any shares could not again be available for Awards to a particular participant or for a particular type of Award, such shares shall be available exclusively for Awards to other participants or for other Awards which are not subject to such limitations. The number of shares of Common Stock available for issuance as Incentive Stock Options shall be limited to 1,500,000, and such number shall be determined without regard to any provision that would cause the Plan not to state the aggregate number of shares that may be issued thereunder.

No person shall have any rights of a shareholder as to shares of Common Stock subject to an Award until, after proper exercise of the Award or other action required, such shares shall have been recorded on the Company’s official shareholder records as having been issued and transferred. Upon exercise of the Award or any portion thereof, the Company will have a reasonable time in which to issue the shares, and the participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company’s official shareholder records, except as provided herein or in an Award.

In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

Section 4.  Eligibility

Directors, officers and employees of the Company, its subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries and Affiliates are eligible to be granted Awards under the Plan.

Section 5.  Stock Options

Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types, Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

The Committee shall have the authority to grant any optionee Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ among and between participants. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date on which the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Company shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the Company and the participant. The Committee may determine the content of any written option agreement, and whether the agreement need be signed and other procedural aspects of the grant.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under said Section 422.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a)	Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, but shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant.

(b)	Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option granted to an employee of the Corporation, its subsidiaries and Affiliates shall be exercisable more than five years after the date on which the Stock Option is granted.

(c)	Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If then Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

(d)	Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise (whether by writing, telephone or otherwise) to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock already owned by the optionee (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised) and which has been held by the optionee for at least 6 months; provided, however, that, in the case of an Incentive Stock Option the right to make a payment in the form of already owned shares of Common Stock may be authorized only at the time the Stock Option is granted.

In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes by certifying ownership of shares of Common Stock owned by the participant to the satisfaction of the Committee for later delivery to the Company as specified by the Company; or by any combination of the foregoing. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

In addition, in the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option, or by permitting the participant to certify or attest to ownership of shares of Common Stock owned by the participant to the satisfaction of the Committee for latter delivery to the Company as specified by the Committee.

No shares of Common Stock shall be issued until full payment therefore has been made. An optionee shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 13(a).

(e)	Company Loan or Guarantee. Upon the exercise of any Stock Option and subject to the pertinent Award and the discretion of the Committee, the Company may at the request of the participant:

(i)	lend to the participant, an amount equal to such portion of the option price as the Committee may determine; or

(ii)	guarantee a loan obtained by the participant from a third party for the purpose of tendering the option price.

The terms and conditions of any loan or guarantee, including the term, interest rate, whether the loan is with recourse against the participant and any security interest thereunder, shall be determined by the Committee, except that no extension of credit or guarantee shall obligate the Company for an amount to exceed the lesser of the aggregate fair market value per share of the Common Stock on the date of exercise, (less the par value of the shares of Common Stock to be purchased upon the exercise of the Award, if required by law) or the amount permitted under applicable laws or the regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

(f)	Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than (a) by will or by the laws of descent and distribution; or (b) in the case of a Nonqualified Stock Option, pursuant to (i) a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder) or (ii) a gift to such optionee’s spouse or descendants, whether directly or indirectly or by means of a trust or partnership or otherwise, if expressly permitted under the applicable option agreement. All Stock Options shall be exercisable, subject to the terms of this Plan, during the optionee’s lifetime, only by the optionee or by the guardian or legal representative of the optionee or, in the case of a Nonqualified Stock Option, its alternative payee pursuant to such qualified domestic relations order or the recipient of a gift permitted under the applicable option agreement, it being understood that the terms “holder” and “optionee” include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution or, in the case of a Nonqualified Stock Option, pursuant to (i) a qualified domestic relations order or (ii) a gift permitted under the applicable option agreement.

(g)	Termination by Death. Unless otherwise determined by the Committee, if an optionee’s employment terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised in full, whether or not then exercisable, or on such accelerated basis as the Committee may determine, for a period of 3 years (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(h)	Termination by Reason of Disability. Unless otherwise determined by the Committee, if an optionee’s employment terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of 3 years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 1 year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(i)	Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee’s employment terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of 5 years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(j)	Other Termination. Unless otherwise determined by the Committee: (i) if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee shall thereupon terminate; and (ii) if an optionee incurs a Termination of Employment for any reason other than death, Disability or Retirement or for Cause, any Stock Option held by such optionee, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of 3 months from the date of such Termination of Employment or the balance of such Stock Option’s term; provided, however, that if the optionee dies within such 3-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such 3-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Notwithstanding the foregoing, if an optionee incurs a Termination of Employment at or after a Change in Control (as defined in Section 10(b)), other than by reason of death, Disability or Retirement, any Stock Option held by such optionee shall be exercisable for the lesser of (1) six months and one day from the date of such Termination of Employment, and (2) the balance of such Stock Option’s term. In the event of Termination of Employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(k)	Cashing Out of Stock Option. Upon receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

(l)	Change in Control Cash-Out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Exercise Period”), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the “Spread”) multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section shall have been exercised.

(m)	Repricing. Notwithstanding anything in the Plan to the contrary, no Stock Option shall be reissued or repriced.

(n)	Deferred Delivery. The Committee has discretion to permit the deferred delivery of shares of Common Stock upon the exercise of a Stock Option.

Section 6.  Director Stock Options

(a)	Annual Grant. Each person who is a Director (as defined in Section (1)(m)) on and after the date of the 1998 annual shareholder meeting shall become a participant in the Plan and shall, on the date of the 1998 annual shareholder meeting and on each subsequent annual shareholders’ meeting (or such other annual date as selected by the Committee) (“Director Grant Date”) for as long as such person remains a Director (or until the termination of the Plan, whichever date occurs earlier), without further action by the Board or the Committee, be granted a Stock Option to purchase shares of Common Stock. If any Director is required to retire pursuant to the policies of the Board during the 12-month period beginning on any Director Grant Date, or if the Director has notified the Board that he or she intends to resign for any reason during the 12-month period beginning on any Director Grant Date, said Director shall instead be granted on the relevant Director Grant Date a Stock Option to purchase the number of shares of Common Stock equal to (i) the number of Stock Options granted to each director at the latest Director Grant Date multiplied by (ii) a fraction, the numerator of which is the number of full calendar months the Director will serve during the period beginning on the Grant Date and ending on the Director’s last date of service and the denominator of which is 12. If, after 1998, a Director is elected or appointed to the Board effective on any date other than the date of the annual shareholders’ meeting, said Director shall automatically be granted on the Director Grant Date he or she joins the Board a Stock Option to purchase the number of shares of Common Stock equal to (i) the number of Stock Options granted to each director at the latest Director Grant Date multiplied by (ii) a fraction, the numerator of which is the number of full months such Director will serve on the Board during the period beginning on the date he or she joins the Board and ending on the date of the next following annual shareholders’ meeting and the denominator of which is 12. If the number of shares of Common Stock available to grant under the Plan on a scheduled date of grant is insufficient to make all automatic grants required to be made pursuant to the Plan on such date, then each eligible Director shall receive a Stock Option to purchase a pro rata number of the remaining shares of Common Stock available under the Plan; provided further, however, that if such proration results in fractional shares of Common Stock, then such Stock Option shall be rounded down to the nearest number of whole shares of Common Stock. If there is no whole number of shares remaining to be granted, then no grants shall be made under the Plan. The first grant under the Plan was made February 3, 1998 in conjunction with the termination of Non-Employee Director’s Pension Plan.

(b)	Option Term. The term of each Stock Option issued to a Director shall be fixed by the Committee, but shall not be exercisable more than ten years after the date on which the Stock Option is granted to the Director.

(c)	Exercisability. Subject to Section 10 or the provisions of any Award agreement, each Stock Option granted to a Director under Section 6(a) shall be fully vested on of the

Director Grant Date, but shall not be exercisable for six months from the Director Grant Date (but subject to Section 10) or until such later date as provided in an Award agreement.

(d)	Special Grant. The Company shall grant a Stock Option to each Director who has elected distribution of his or her accrued benefit upon termination of the Director’s Retirement Income Plan in the form of a Stock Option equal to the value of such accrued benefit. The value and number of shares of Common Stock subject to such Stock Option shall be determined by the Committee as of a date selected by the Committee and by applying a valuation method which valuation shall be binding on all parties hereto. Each Stock Option granted under this Section 6(c) shall be fully vested, but may not be exercisable for six months from the date of grant (but subject to Section 10), or until such later date as provided in an Award agreement, and shall contain such additional terms and provisions as the Committee may determine.

(e)	Termination of a Director. Unless otherwise provided in an Award agreement, the term of any Stock Option granted pursuant to this Section 6 shall terminate on the tenth anniversary of the Director Grant Date (which term shall include the date of grant under Section 6(d)).

(f)	Other. Each Stock Option granted to a Director shall be evidenced by an agreement in a form approved by the Committee, which shall embody the terms and conditions of such Stock Option and which shall be subject to the express terms and conditions set forth in the Plan. Such Award shall become effective upon execution by the participant. The provisions of Section 5 (other than Section 5(g), (h), (i) and (j)) shall apply to all Stock Options granted under this Section 6 to the extent not inconsistent with the provisions of this Section 6.

Section 7.  Stock Appreciation Rights

(a)	Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option. A Stock Appreciation Right may be exercised by an optionee in accordance with Section 7(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 7(b). Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under this Plan in which case the exercise of the Stock Appreciation Right shall require the cancellation of a corresponding portion of the Stock Option, and the exercise of the Stock Option will result in cancellation of a corresponding portion of the Stock Appreciation Right. Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

(b)	Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(i)	Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions Section 5 and this Section 7.

(ii)	Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both, equal in value to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(iii)	Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 5(f).

(iv)	Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

Section 8.  Restricted Stock

(a)	Administration. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant (subject to the limits set forth in Section 3), the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 8(c).

The Committee may, prior to grant, condition vesting of Restricted Stock upon the attainment of Performance Goals. The Committee may, in addition to requiring satisfaction of Performance Goals, condition vesting upon the continued service of the participant. The provisions of Restricted Stock Awards (including the applicable Performance Goals) need not be the same with respect to each recipient. All Performance Goals applicable to Awards of Restricted Stock shall be approved by the Committee in writing as required by Section 162(m) of the Code and the rules and regulations thereunder in order for the value of the Restricted Stock delivered pursuant to such Award to be deductible.

(b)	Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF FEDERAL-MOGUL CORPORATION 1997 LONG TERM INCENTIVE PLAN AND A RESTRICTED STOCK AGREEMENT. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE OFFICES OF THE SECRETARY OF FEDERAL-MOGUL CORPORATION, 26555 NORTHWESTERN HIGHWAY, SOUTHFIELD, MICHIGAN.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c)	Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i)	Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 8(c)(vi), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant’s continued service is required (the “Restriction Period”) (which period shall ordinarily be not less than one year), and until the later of (i) the expiration of the Restriction Period and (ii) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock; provided, however, that the foregoing shall not prevent a participant from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the option price for Stock Options. The minimum restriction period under the Plan is at least three years in the case of time based awards and at least one year in the case of performance based awards. Within these limits, the Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service or upon performance; provided, however, that in the case of Restricted Stock subject to Performance Goals granted to a participant who is a Covered Employee, the applicable Performance Goals have been satisfied.

(ii)	Except as provided in this paragraph (ii) and Section 8(c)(i) and the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to Section 13(e) of the Plan, (1) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, and (2) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends.

(iii)	Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 8(c)(i), 8(c)(ii) and 8 (c)(iv), upon a participant’s Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant.

(iv)	Except to the extent otherwise provided in Section 10(a)(ii), in the event that a participant retires or such participant’s employment is involuntarily terminated (other than for Cause), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which a participant is a Covered Employee, satisfaction of any applicable Performance Goals unless the participant’s employment is terminated by reason of death or Disability) with respect to any or all of such participant’s shares of Restricted Stock.

(v)	If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates.

(vi)	Each Award shall be confirmed by, and be subject to, the terms of a Restricted Stock Agreement.

Section 9.  Performance Units

(a)	Administration. Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time or times at which Performance Units shall be awarded, the number of Performance Units to be awarded to any participant (subject to the limits set forth in Section 3), the duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in Section 9(b).

The Committee may, prior to grant, condition the settlement of Performance Units upon continued employment and/or the attainment of Performance Goals. The provisions of such Awards (including the applicable Performance Goals) need not be the same with respect to each recipient. All Performance Goals applicable to Awards of Performance Units awarded during an Award Cycle shall be approved by the Committee in writing as required by Section 162(m) of the Code and the rules and regulations thereunder in order for the cash and/or property delivered pursuant to such Award to be deductible.

(b)	Terms and Conditions. Performance Units Awards shall be subject to the following terms and conditions:

(i)	Subject to the provisions of the Plan and the Performance Units Agreement referred to in Section 9(b)(vi), Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle. At the expiration of the Award Cycle, the Committee shall evaluate the Corporation’s performance in light of the Performance Goals for such Award to the extent applicable, and shall determine the value of Performance Units granted to the participant which have been earned, and the Committee may then elect to deliver (1) a number of shares of Common Stock equal to the value of Performance Units determined by the Committee to have been earned, or (2) cash equal to the Fair Market Value of such number of shares of Common Stock to the participant. The maximum value of cash and property that any participant may receive with respect to Performance Units in any year is $3,000,000.

(ii)	Except to the extent otherwise provided in the applicable Performance Unit Agreement and Sections 9(b)(iii) and 10(a)(iii), upon a participant’s Termination of Employment for any reason during the Award Cycle or before any applicable Performance Goals are satisfied, the rights to the shares still covered by the Performance Units Award shall be forfeited by the participant.

(iii)	Except to the extent otherwise provided in Section 10(a)(iii), in the event that a participant’s employment is terminated (other than for Cause) or in the event a participant retires, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations (other than, in the case of Performance Units with respect to which a participant is a Covered Employee, satisfaction of any applicable Performance Goals unless the participant’s employment is terminated by reason of death or Disability) with respect to any or all of such participant’s Performance Units.

(iv)	A participant may elect to further defer receipt of the Performance Units payable under an Award (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee’s approval and to such terms as are determined by the Committee (the “Elective Deferral Period”). Subject to any exceptions adopted by the Committee, such election must generally be made prior to commencement of the Award Cycle for the Award (or for such installment of an Award).

(v)	If and when any applicable Performance Goals are satisfied and the Elective Deferral Period expires without a prior forfeiture of the Performance Units, payment in accordance with Section 9(b)(i) hereof shall be made to the participant.

(vi)	Each Award shall be confirmed by, and be subject to, the terms of a Performance Unit Agreement.

Section 10.  Change in Control Provisions

(a)	Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

(i)	Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.

(ii)	The restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

(iii)	All Performance Units shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Units shall be settled in cash as promptly as is practicable.

(b)	Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control; (1) any acquisition directly from the Company, (2) any acquisition by the Corporation, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 10(b); or

(ii)	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	Approval of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the Board resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company

(c)	Change in Control Price. For purposes of the Plan, “Change in Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

Section 11.  Term, Amendment and Termination

The Plan will terminate on the tenth anniversary of the Effective Date (as defined in Section 14 below). Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan. Any shares of Common Stock not then subject to an Award, and any shares that thereafter cease to be subject to an Award due to the forfeiture or cancellation of an Award, or any shares for which settlement is in cash, or any shares that are received by the Company in consideration of a participant’s obligation may be transferred to a successor plan.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock Award or Performance Unit Award therefore granted without the optionee’s or recipient’s consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify the Plan or any Award or transaction thereunder from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by law or agreement.

The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder’s consent except such an amendment made to cause the Plan, or Award, transaction or payment made under the Plan, to qualify for the exemption provided by Rule 16b-3.

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as will as other developments, and to grant Awards which qualify for beneficial treatment under such rules with shareholder approval.

Section 12.  Unfunded Status of Plan

It is presently intended that the Plan shall constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 13.  General Provisions

(a)	The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(i)	Listing or approval for listing upon notice of issuance of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

(ii)	Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or maintaining in effect any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(iii)	Obtaining any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b)	Nothing contained in the Plan shall prevent the Company or any subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c)	Neither adoption of the Plan nor the grant or any Award thereunder shall confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any subsidiary or Affiliate to terminate the employment of any employee at any time.

(d)	No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.

(e)	Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for settlement of withholding obligations with Common Stock.

(f)	Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account the outstanding Stock Options and other Awards).

(g)	The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to paid or by whom any rights of the participant, after the participant’s death, may be exercised.

(h)	In the case of a grant of an Award to any employee of a subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

(i)	Notwithstanding the foregoing, if any right granted pursuant to this Plan would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for any cash payable pursuant to such right Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

(j)	Notwithstanding anything in this Plan to the contrary, no transaction between a participant and the Corporation that requires as a condition of its exemption from Section 16 of the Exchange Act approval in the manner set forth in paragraph (d)(1) or (d)(2) of Rule 16b-3 shall be consummated until such approval is obtained; but failure to obtain such approval shall not cause a transaction consummated to be void or voidable without the consent of such participant nor shall it disqualify the transaction from the benefit of any of available exemption from said Section 16.

(k)	Unless the Committee shall otherwise determine or any provision of the Plan shall otherwise specifically require, no delivery of cash and/or property shall be made to any Covered Employee or any transferee to whom the right of such Covered Employee to receive such cash and/or property has been transferred as the result of a transfer permitted by the Plan, in any year to the extent that the value such cash and/or property, together with the value of all other cash and/or property delivered to such Covered Employee or transferee in such year, shall not be deductible by the Company as a result of the operation of

Section 162(m) of the Code. Any cash and/or property not deliverable because of the application of the previous sentence shall be delivered in each succeeding year to the extent that the value of such cash and/or property, together with the value of all other cash and/or property delivered to such covered employee or transferee in such year, is so deductible, until such cash and/or property shall have been delivered in full and such undelivered cash and/or property shall bear interest from the date on which it was first payable, but for the application of this Section 13(k), until paid in full, at a rate of interest per annum to be determined by the Committee in accordance with any rules adopted under said Section 162; for purposes of computing such interest, the Committee shall determine the value of such property, based upon (i) its Fair Market Value (adjusted as the Committee shall see fit, but at least quarterly) if it is Common Stock or if its value is determinable with reference to the price of Common Stock or (ii) as the Committee shall determine in all other cases. This Section 13(k) shall cease to have effect upon the occurrence of a Change in Control and the Plan shall thereafter be construed as if this Section 13(k) had never been part thereof, except in respect of the obligation of the Company to pay interest pursuant to the provisions of this Section 13(k); without limiting the generality of this sentence, (i) all cash and/or property deliverable as a result of such occurrence shall be delivered when due as if this Section 13(k) were not part of the Plan and (ii) all cash and/or property deliverable, but for the provisions of this Section 13(k), shall become deliverable upon such Change in Control, together with interest accrued thereon.

(l)	The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

Section 14.  Effective Date

The Plan as amended and restated shall be effective as of the date (the “Effective Date”) it is approved by at least a majority of the outstanding shares of Common Stock of the Company.

APPENDIX C

FEDERAL-MOGUL CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

Section 1.  Establishment

On February 21, 2001, the Board of Directors (“Board”) of Federal Mogul Corporation (“Company”) adopted the Federal Mogul Corporation Employee Stock Purchase Plan (“Plan”), subject to approval by the shareholders of the Company at its 2001 Annual Meeting.

Section 2.  Purpose

The purpose of this Plan is (i) to promote the best interests of the Company and its shareholders by encouraging Employees of the Company and any Subsidiaries to acquire an ownership interest in the Company through the purchase of stock in the Company, thus identifying their interests with those of shareholders, and (ii) to enhance the ability of the Company and its Subsidiaries to attract and retain qualified Employees. The Plan is intended to constitute an “employee stock purchase plan” under Section 423 of the Code.

Section 3.  Definitions

As used in this Plan, the following terms have the meaning described below:

(a)	“Board” means the Board of Directors of the Company.

(b)	“Code” means the Internal Revenue Code of 1986, as amended.

(c)	“Committee” means the Compensation Committee of the Board of Directors of the Company.

(d)	“Common Stock” means shares of the Company’s Common Stock, as described in Section 4, below.

(e)	“Company” means Federal Mogul Corporation and, for purposes of this Plan, employment with Company shall be deemed to include employment with any Subsidiary of the Company.

(f)	“Employee” means an individual who has an “employment relationship” with the Company or a Subsidiary, as defined in Treasury Regulation 1.421-7(h), and the term “employment” means employment with the Company or a Subsidiary, as applicable.

(g)	“Fair Market Value” means the average of the high and low prices of the Company’s Common Stock on the New York Stock Exchange for an applicable date, as reported in The Wall Street Journal.

(h)	“Subsidiary” means any subsidiary of the Company, as defined in Code Section 424.

Section 4.  Stock

The stock subject to option and purchase under the Plan shall be the Common Stock of the Company, and may be either authorized and unissued shares or shares that have been reacquired by the Company. The total amount of Common Stock on which options may be granted under the Plan shall not exceed 1,000,000 shares, subject to adjustment in accordance with Section 14. Shares of Common Stock subject to any unexercised portion of a terminated, canceled or expired option granted under the Plan may again be subjected to options under the Plan.

Section 5.  Administration

The Plan shall be administered by the Committee. The Committee may prescribe rules and regulations from time to time for the administration of the Plan and may decide questions which may arise with respect to its interpretation or application. The decisions of the Committee in interpreting the Plan shall be final, conclusive and binding on all persons, including the Company and Employees.

Section 6.  Participants

Except as provided in Section 10 below, any Employee who has (a) completed 6 full months of service with the Company, and (b) whose customary employment is more than 20 hours per week and five or more months per calendar year at the time of an Offer, is eligible to participate in such Offer under the Plan, in accordance with the terms of the Plan. An Employee who meets the eligibility requirements in this Section 6 shall be entitled to participate in the first Offer commencing after the eligibility requirements have been satisfied.

Section 7.  Offer and Purchase Period

(a)	The Board shall determine the date or dates upon which one or more offers (“Offer(s)”) shall be made under the Plan. The term of each Offer shall be a calendar quarter, or such other term as the Board shall determine prior to the commencement of an Offer, but which in no event shall exceed 12 months (“Purchase Period”).

(b)	To participate in an Offer, an eligible Employee must submit such enrollment forms as shall be prescribed by the Committee (which shall include a payroll deduction authorization form) at such time and in such manner as shall be prescribed by the Committee. The payroll deductions authorized by a participant on a payroll deduction authorization form shall be expressed (i) as a whole number percentage of the participant’s “base compensation” for each pay period during the Purchase Period; (ii) as a specified dollar amount to be withheld from a participant’s base compensation on one or more designated payroll dates; or (ii) to purchase a specified number of shares within the dollar and share limits set forth in the Plan. For purposes of the Plan, a participant’s “base compensation” for a pay period shall include the participant’s base compensation but shall exclude commissions, bonuses, overtime, sick pay, severance pay, moving expenses, expense reimbursements and allowances and other special payments and supplemental compensation. A participant may not purchase more than 5000 shares of Common Stock in any 12-month Purchase Period (aggregated for Purchase Periods of less than 12 months).

Section 8.  Option Price

(a)	The option price at which shares of Common Stock may be purchased under the Plan shall be determined by the Board at the time of the Offer (the “Option Price”) but in no event shall such amount be less than the lesser of:

(i)	85% of the Fair Market Value of a share of Common Stock on the date of grant of the option (first business day of a Purchase Period), or

(ii)	85% of the Fair Market Value of a share of Common Stock on the date the option is deemed exercised pursuant to Section 9(d) (last business day of a Purchase Period).

Section 9.  Participation

(a)	On the effective date of an Offer, each eligible Employee shall be granted an option to purchase, through payroll deductions, as many whole shares of Common Stock, subject to the limitations set forth in Sections 7(b) and 10, or as he or she may purchase with the amount to be deducted from his or her pay during the Purchase Period.

(b)	All Employees granted options under the Plan shall have the same rights and privileges under the Plan, except that the number of shares each participant may purchase shall depend upon his or her base compensation and the designated payroll deduction he or she authorizes.

(c)	Payroll deductions shall commence on the first payroll date in the Purchase Period and shall continue until the last payroll date in the Purchase Period. An Employee may suspend payroll deductions during a Purchase Period only at the discretion of the Committee in the event of an unforeseen hardship; provided, however, that payroll deductions made prior to approval of the suspension by the Committee shall still be used to purchase Common Stock for the Employee at the end of the Purchase Period.

(d)	A participating Employee’s option shall be deemed to have been exercised on the last business day of the Purchase Period.

(e)	As soon as practicable after the end of the Purchase Period, the Company shall deliver to each Employee, certificates evidencing the shares of Common Stock that an Employee has purchased. Any amount that has been deducted representing a fractional share shall be applied toward the purchase of option shares in the next Purchase Period. An Employee who does not elect to participate in the following Purchase Period shall receive a check from the Company for any amount that has been deducted and represents a fractional share. Any payroll deductions that exceed the limits set forth in Sections 7(b) and 10 shall be returned to the participant in the amount of the excess.

(f)	Until or unless a registration statement is filed for shares issued under the Plan, each certificate evidencing Common Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be sold or otherwise disposed of except pursuant to an effective registration statement under such Act and applicable state securities laws or there is presented to the Company an opinion of counsel satisfactory to the Company to the effect that such registration is not necessary.”

(g)	Due to tax law requirements, each Employee participating under the Plan agrees to promptly notify the Company of any shares acquired under the Plan that are disposed of within two years after the last day of the Purchase Period during which the shares were purchased.

Section 10.  Participation Limitations

(a)	The maximum number of shares that Employee may purchase during any 12-month Purchase Period (aggregated for shorter Purchase Periods) shall be 5000.

(b)	Notwithstanding any other provision of the Plan, no Employee shall be granted an option under the Plan if:

(i)	The Employee, immediately after such grant, owns shares (including all shares which may be purchased under outstanding options, whether or not such options qualify for the special tax treatment afforded by Section 421(a) of the Code) possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company and its Subsidiaries; for purposes of this limitation, the rules of section 424(d) of the Code and the regulations promulgated thereunder (relating to attribution of stock ownership) shall apply; or

(ii)	Such grant would permit, under the rules set forth in section 423(b)(8) of the Code and the regulations promulgated thereunder, the employee’s rights to purchase stock under this Plan and all other employee stock purchase plans maintained by the

Company and its Subsidiaries to accrue at a rate in excess of $25,000 in Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time; for purposes of this limitation, only options to which section 423 of the Code applies shall be counted.

Section 11.  Termination of Employment

If a participating Employee ceases to be employed by the Company or a Subsidiary for any reason, including but not limited to, voluntary or forced resignation, retirement, death, disability or lay-off, the Company, within a reasonable time after notice of the termination, shall issue a check to the former Employee (or executor, administrator or legal representative, if applicable) in the aggregate amount of the Employee’s payroll deductions that had not been applied towards the purchase of option shares as of the date of termination.

Section 12.  Non-Assignability

No option shall be transferable by a participating Employee, and an option may be exercised during a participating Employee’s lifetime only by the Employee. Upon the death of a participating Employee, his or her executor, administrator or other legal representative shall receive a check from the Company representing the aggregate amount of the deceased Employee’s payroll deductions that had not been applied towards the purchase of option shares as of the date of death.

Section 13.  Acceleration by Board in Event of Certain Corporate Events

In the event of a merger, consolidation, liquidation, or other dissolution of the Company, the Board reserves the right to either accelerate the last day of a Purchase Period or cancel future Purchase Periods.

Section 14.  Adjustments

The total amount of Common Stock for which options may be issued under the Plan (both as to the number of shares of Common Stock and the option price), shall be adjusted pro rata for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a subdivision or combination of shares of Common Stock, or a reclassification of Common Stock, and, pursuant to the paragraph below, in the event of a merger in which the Company shall be the surviving Company.

After any merger of one or more companies into the Company, or after any consolidation of the Company and one or more Companies in which the Company shall be the surviving Company, each participating Employee shall, at no additional cost, be entitled upon the exercise of an option, to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock to which such option shall then be exercised, the number and class of shares of stock or other securities to which such participating Employee would have been entitled to receive pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation such participating Employee had been a holder of record of a number of shares of Common Stock equal to the number of shares to which such option shall then be so exercised. Comparable rights shall accrue to each participating Employee in the event of successive mergers or consolidations of the character described above.

The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.

Section 15.  Termination and Amendment

The Board may terminate the Plan, or the granting of options under the Plan, at any time. The Plan automatically shall terminate when all or substantially all of the shares reserved under the Plan have been purchased. If at any time reserved shares are insufficient to satisfy all then unfilled purchase requirements, the available shares shall be apportioned amount participants in proportion to the payroll deduction amounts specified for that Purchase Period (or in such other manner as the Board deems equitable), and the Plan shall terminate. Upon such termination or any other Plan termination, all payroll deduction amounts not used to purchase shares shall be refunded. No option shall be granted under the Plan after the tenth anniversary of the adoption of this Plan by the Board.

The Board may amend or modify the Plan at any time and from time to time, but no amendment or modification shall disqualify the Plan under Section 423 of the Code without the approval of the shareholders of the Company.

Except as provided for herein, no amendment, modification, or termination of the Plan shall in any manner affect any option granted under the Plan without the consent of the Employee holding the option.

Section 16.  Rights Prior to Issuance of Shares

No participating Employee shall have any rights as a shareholder with respect to shares covered by an option until the issuance of a stock certificate or electronic transfer to the Employee. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued.

Section 17.  Securities Laws

(a)	Anything to the contrary herein notwithstanding, the Company’s obligation to sell and deliver Common Stock pursuant to the exercise of an option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell and deliver or issue Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations of the Securities Exchange Commission promulgated thereunder the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

(b)	The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an option under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, and (ii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Company has determined that the Company has complied with all requirements under appropriate securities laws.

Section 18.  Delivery of Plan

Each Employee who is a participant in the Plan shall have delivered to him or her a copy of the Plan.

Section 19.  Effect on Employment

Neither the adoption of the Plan nor the granting of an option pursuant to it shall be deemed to create any right in any individual to be retained or continued in the employment of the Company.

Section 20.  Certificates

The Company shall have the right to retain the certificates representing shares of Common Stock issued pursuant to the Plan until such time as all conditions and/or restrictions applicable to such shares of Common Stock have been satisfied.

Section 21.  Use of Proceeds

The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Company.

Section 22.  Governing Law

This Plan shall be governed by and construed under the laws of the State of Michigan.

Federal-Mogul Corporation

World Headquarters

26555 Northwestern Highway

Southfield, Michigan 48034

Printed on Recycled Paper

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 16, 2001

      The signer(s) hereby appoints F.E. MACHER, R. M. HILLS and J. J. FANNON and each or any of them, as Proxies for the signer(s), with full power of substitution, to represent and to vote with the same force and effect as the signer(s) at the Annual Meeting of Shareholders of Federal-Mogul Corporation to be held on May 16, 2001, and at any adjournment or adjournments thereof, as specified on the reverse side hereof with respect to the matters there indicated. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting. Receipt is acknowledged of the Notice of Meeting and Proxy Statement dated April 13, 2001 and the 2000 Annual Report to Shareholders.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S) ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN THE PROXY STATEMENT DATED APRIL 13, 2001, FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS, FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 1997 LONG TERM INCENTIVE PLAN, AND FOR THE APPROVAL OF THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN.

(Continued and to be dated and signed on the reverse side)	FEDERAL-MOGUL CORPORATION

P.O. BOX 11019

NEW YORK, N.Y. 10203-0019

VOTE BY TELEPHONE AND INTERNET
24 HOURS A DAY, 7 DAYS A WEEK

TELEPHONE	INTERNET	MAIL

800-481-9814	https://proxy.shareholder.com/fmo

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions.	Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create an electronic ballot.	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. Make sure the pre-printed address shows through the envelope window. Do not mail additional cards in the return envelope. The return envelopes are mechanically opened and additional cards may be accidentally destroyed.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.	If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy.

CALL TOLL-FREE TO VOTE • IT’S FAST AND CONVENIENT	CONTROL NUMBER FOR

800-481-9814	TELEPHONE OR INTERNET VOTING

DETACH PROXY CARD HERE IF YOU ARE NOT
VOTING BY TELEPHONE OR INTERNET

Please Detach Here
You Must Detach This Portion of the Proxy Card
\/      Before Returning it in the Enclosed Envelope      \/

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

1.	ELECTION OF DIRECTORS	FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	*EXCEPTIONS

Nominees: 01 — J. J. FANNON, 02 — R. M. HILLS, 03 — P. S. LEWIS, 04 — F. E. MACHER, 05 — C.G. McCLURE, 06 — R. S. MILLER, JR., 07 — J. C. POPE, AND 08 - G. WHALEN

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*EXCEPTIONS

2.	APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS.			3.	APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 1997 LONG TERM INCENTIVE PLAN.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

4.	APPROVAL OF THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN.

	FOR	AGAINST	ABSTAIN

Address Change and
or Comments Mark Here

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated	, 2001

Signature

Signature, if held jointly

Votes must be indicated
(x) in black or blue ink.

Please mark with an “X”, sign, date and return this proxy promptly.

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